Exhibit 10.5
Execution Version
SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 13, 2022, by and among GRI Bio, Inc., a Delaware corporation, with headquarters located at 2223 Avenida De La Playa, Suite 208, La Jolla, California 92037 ("PrivateCo"), Vallon Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 100 N. 18th Street, Suite 300, Philadelphia, PA 19103 ("PublicCo"), and the investors listed on the Schedule of Buyers attached hereto (each, a "Buyer" and collectively, the "Buyers").
WHEREAS:
A.    PrivateCo, PublicCo and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.
B.    Each Buyer wishes to purchase, and PrivateCo wishes to sell, upon the terms and conditions stated in this Agreement, (i) an aggregate number of shares of PrivateCo's common stock, par value $0.01 per share (the "PrivateCo Common Stock"), to be determined on the Shares Closing Date (as defined below), that will, after they are exchanged for Exchange Shares (as defined below) on the terms described in the Merger Agreement (as defined below), represent an aggregate of 10.19% of the estimated Parent Fully Diluted Number (as defined below), and shall collectively be referred to herein as the "Initial Purchased Shares", a portion of which shall be issued in escrow to The Bank of New York Mellon acting as escrow agent (the "Escrow Agent") in accordance with those certain escrow agreements by and among each Buyer, on the one hand, and PrivateCo, PublicCo and the Escrow Agent on the other hand, in the form attached hereto as Exhibit A (collectively, the "Securities Escrow Agreement") and which shall be delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement and the Securities Escrow Agreement, and (ii) up to an aggregate number of shares of PrivateCo Common Stock equal to 400% of the number of Initial Purchased Shares (the "Additional Purchased Shares" and together with the Initial Purchased Shares, the "Purchased Shares"), which shall be issued, in addition with certain Initial Purchased Shares, in escrow to the Escrow Agent in accordance with the Securities Escrow Agreement and which shall be delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement and the Securities Escrow Agreement.
C.    In addition, PublicCo hereby agrees to issue to each Buyer, upon the terms and conditions stated in this Agreement, (i) warrants, in the form attached hereto as Exhibit B-1 (the "Series A-1 Warrants"), representing the right to acquire a number of shares of PublicCo's common stock, par value $0.0001 per share (the "PublicCo Common Stock") equal to 500% of the Initial Purchased Shares (such shares of PublicCo Common Stock issuable upon exercise of the Series A-1 Warrants, collectively, the "Series A-1 Warrant Shares"), (ii) warrants, in the form attached hereto as Exhibit B-2 (the "Series A-2 Warrants"), representing the right to acquire a number of shares of PublicCo Common Stock equal to 450% of the Initial Purchased Shares (such shares of PublicCo Common Stock issuable upon exercise of the Series A-2 Warrants, collectively, the "Series A-2 Warrant Shares") and (iii) warrants, in the form attached hereto as

Exhibit B-3 (the "Series T Warrants" and together with the Series A-1 Warrants and the Series A-2 Warrants, the "Warrants"), representing the right to acquire (x) a number of shares of PublicCo Common Stock equal to 320.856% of the Initial Purchased Shares (such shares of PublicCo Common Stock issuable upon exercise of the Series T Warrants, collectively, the "Series T Warrant Shares" and together with the Series A-1 Warrant Shares and the Series A-2 Warrant Shares, the "Warrant Shares") and (y) an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase a number of shares of PublicCo Common Stock equal to 320.856% of the Initial Purchased Shares pursuant to the terms thereof (such shares of PublicCo Common Stock, are also referred to herein and in the other Transaction Documents (as defined herein) as "Series A-1 Warrant Shares" and "Series A-2 Warrant Shares", respectively).
D.    Contemporaneously with the execution and delivery of this Agreement, the Buyers and PublicCo are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which PublicCo has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
E.    The Purchased Shares (and, as applicable, the Exchange Shares issued in exchange therefor), the Warrants and the Warrant Shares collectively are referred to herein as the "Securities."
F.    The "Parent Fully Diluted Number" is equal to the "fully-diluted" post-Merger (as defined in the Merger Agreement) outstanding shares of PublicCo Common Stock, which figure shall be mutually agreed upon by the parties and, for the avoidance of doubt, (x) include (i) any shares of PublicCo Common Stock that may be issued pursuant to any outstanding warrants and in-the-money options of PublicCo at the Shares Closing (as defined below), (ii) the Exchange Shares to be issued in exchange for the Initial Purchased Shares, and (iii) any shares of PublicCo Common Stock that may be issued upon the exercise of the Exchange Warrants (as defined below) to be issued in exchange for the Bridge Warrants (as defined below) without regard to any limitation on exercise set forth therein and (y) exclude the Exchange Shares to be issued in exchange for the Additional Purchased Shares and any shares to be issued upon exercise of the Warrants.
NOW, THEREFORE, PrivateCo, PublicCo and each Buyer hereby agree as follows:
1.    PURCHASE AND SALE OF PURCHASED SHARES AND WARRANTS.
(a)    Purchased Shares.
(i)    Issuance and Delivery of Initial Purchased Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, PrivateCo shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from PrivateCo on the Shares Closing Date, such Buyer's pro rata share (based on the proportion that the Purchase Price attributable to such Buyer bears to the total Purchase Price set forth in the last row of column (3) on the Schedule of Buyers) of the Initial Purchased Shares (the "Initial Closing"); provided, however, if Section 1(c)(v) prevents the delivery on the Shares Closing Date of all or any portion of the Initial Purchased Shares to a Buyer, PrivateCo shall issue in escrow in the name of the Escrow Agent a number of shares of PrivateCo Common Stock equal to the number of Initial Purchased Shares in excess of the Maximum Percentage (as defined below), and on the second (2nd) Trading Day immediately after the delivery to the Escrow Agent (with a copy to PublicCo) of a capacity notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer's election to receive all or any portion of the Exchange Shares issued in exchange of the Initial Purchased Shares such Buyer is entitled to pursuant to this Section 1(a)(i) and the delivery of which is no longer prevented by Section 1(c)(v) (an "Initial Purchased Shares Capacity Notice") (each second (2nd) Trading Day immediately following the delivery to the Escrow Agent of an Initial Purchased Shares Capacity Notice, an "Initial Exchange Shares Delivery Date"), subject to Section 1(c)(v), PublicCo acknowledges that, in each case, without any additional consideration, the Escrow Agent shall transfer from the escrow account governed by the Securities Escrow Agreement and deliver via The Depository Trust Company ("DTC") free delivery / free receive system, the Initial Purchased Shares (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such Initial Purchased Shares or in exchange for such Initial Purchased Shares). PublicCo shall notify the Escrow Agent in writing of the occurrence of an Initial Exchange Shares Delivery Date applicable to each Buyer and shall deliver a copy of such notice to such Buyer. Upon request of an Investor Representative (as defined in the applicable Securities Escrow Agreement), upon delivery of any Initial Purchased Shares Capacity Notice to the Escrow Agent, PublicCo hereby agrees to give instructions and to take any additional actions reasonably requested by such Investor Representative, to cause the Escrow Agent to promptly deliver (but in no event later than two (2) Trading Days after such request) the Exchange Shares issued in exchange for Initial Purchased Shares to which the applicable Buyer(s) are entitled pursuant to such Initial Purchased Shares Capacity Notice.
(ii)    Issuance of Additional Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, on the Shares Closing Date, PrivateCo shall issue in escrow in the name of the Escrow Agent a number of shares of PrivateCo Common Stock equal to 400% of the number of Initial Purchased Shares, in accordance with the terms hereof and the Securities Escrow Agreement (the "Additional Closing" and together with the Initial Closing, the "Shares Closing").
(b)    Shares Closing. The date and time of the Shares Closing (the "Shares Closing Date") shall be 10:00 a.m., New York City time, on a date mutually agreed to by PrivateCo, PublicCo and each Buyer after notification of satisfaction (or waiver) of the conditions to the Shares Closing set forth in Sections 7 and 8 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Shares Closing may also be undertaken remotely by electronic transfer of Shares Closing documentation.
(c)    Issuance of Warrants and Delivery of Additional Purchased Shares.
(i)    Obligation to Issue Warrants. On the Warrant Closing Date (as defined below), PublicCo shall issue to each Buyer for no additional consideration, (x) Series A-1 Warrants to purchase a number of shares of PublicCo Common Stock equal to 500% of the Initial

Purchased Shares and Series A-2 Warrants to purchase a number of shares of PublicCo Common Stock equal to 450% of the Initial Purchased Shares, respectively, and (y) Series T Warrants to acquire (A) a number of shares of PublicCo Common Stock equal to 320.856% of the Initial Purchased Shares and (B) Series A-1 Warrants and Series A-2 Warrants, each to purchase a number of shares of PublicCo Common Stock equal to 320.856% of the Initial Purchased Shares pursuant to the terms thereof (the "Warrant Closing" and together with the Shares Closing, the "Closings" and each a "Closing").
(ii)    Obligation to Deliver Additional Purchased Shares. Promptly but in any event by no later than:
(a) the earlier to occur of (x) each Reset Date (as defined below) (provided, however, a Buyer may waive such obligation with respect to a Reset Date, in its sole and absolute discretion, by written notice (which may be via e-mail) to PublicCo) and (y) with respect to any Buyer, the first (1st) Trading Day following the delivery, if any, to PublicCo of a written notice by such Buyer (an "Early Delivery Notice") at any time from the fifth (5th) Trading Day (as defined in the Warrants) immediately preceding each Reset Date indicating that such Buyer elects to determine the Per Share Price (as defined below) of such Reset Date using ninety (90%) percent of the sum of the five (5) lowest Weighted Average Prices (as defined in the Warrants) of the shares of PublicCo Common Stock during the period beginning on the tenth (10th) Trading Day immediately preceding the applicable Reset Date and ending on the date such Buyer delivers such Early Delivery Notice to PublicCo, inclusive (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events during such period), divided by five (5) (each such earlier date, a "First Additional Exchange Shares Delivery Date"); and/or
(b) if Section 1(c)(v) prevents the delivery on the applicable First Additional Exchange Shares Delivery Date of all or any portion of the Exchange Shares (as defined in Section 5(d)) issued in exchange of Additional Purchased Shares to a Buyer, the second (2nd) Trading Day immediately after the delivery to the Escrow Agent (with a copy to PublicCo) of a capacity notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer's election to receive all or any portion of the Exchange Shares issued in exchange of the Additional Purchased Shares such Buyer is entitled to pursuant to this Section 1(c)(ii) and the delivery of which is no longer prevented by Section 1(c)(v) (an "Additional Purchased Shares Capacity Notice" and together with the Initial Purchased Shares Capacity Notice, a "Capacity Notice") (each First Additional Exchange Shares Delivery Date and each second (2nd) Trading Day immediately following the delivery to the Escrow Agent of an Additional Purchased Shares Capacity Notice, an "Additional Exchange Shares Delivery Date" and together with the Initial Exchange Share Delivery Date, the "Exchange Shares Delivery Date"),
subject to Section 1(c)(v), PublicCo acknowledges that, in each case, without any additional consideration, the Escrow Agent shall transfer from the escrow account governed by the Securities Escrow Agreement and deliver to such Buyer via DTC free delivery / free receive system, the Additional Purchased Shares (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such

Additional Purchased Shares or in exchange for such Additional Purchased Shares), which such Exchange Shares issued in exchange of Additional Purchased Shares shall be equal to the lesser of:
(A) the number of Exchange Shares issued in exchange for the Additional Purchased Shares deposited in such Buyer's escrow account and remaining in such Buyer's escrow account, if any, as of the applicable date of determination (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring after the date hereof); and
(B) the number of Exchange Shares issued in exchange for the number of Additional Purchased Shares (if positive) obtained by subtracting (I) the quotient determined by dividing (x) the aggregate Purchase Price paid by such Buyer on the Shares Closing Date, by (y) with respect to each applicable Buyer, the lower of (1) the Closing Per Share Price and (2) the lowest Per Share Price related to all the Reset Date(s) preceding the applicable Reset Date, if any (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events related to the PublicCo Common Stock occurring after the Shares Closing Date or the applicable Reset Date, as applicable), from (II) the quotient determined by dividing (x) the aggregate Purchase Price paid by such Buyer on the Shares Closing Date, by (y) with respect to such Buyer, the Per Share Price applicable to such Reset Date.
(iii)    PublicCo shall notify the Escrow Agent in writing of the occurrence of a First Additional Exchange Shares Delivery Date applicable to each Buyer and shall deliver a copy of such notice to such Buyer. On the First Additional Exchange Shares Delivery Date relating to the Final Reset Date (as defined below) applicable to each Buyer, the Investor Representative related to such Buyer and PublicCo shall instruct the Escrow Agent to release to the PrivateCo holders set forth on Schedule 1(c)(iii) hereto, in accordance with each such holder's pro rata share as set forth on Schedule 1(c)(iii), from the applicable escrow account governed by the Securities Escrow Agreement any Exchange Shares issued in exchange for Additional Purchased Shares to the extent that the Buyer(s) affiliated with such Investor Representative is not entitled to receive such Exchange Shares pursuant to this Section 1(c)(iii) without giving effect to the limitations under Section 1(c)(v). Upon request of an Investor Representative, upon delivery of any Additional Purchased Shares Capacity Notice to the Escrow Agent, PublicCo hereby agrees to give instructions and to take any additional actions reasonably requested by such Investor Representative, to cause the Escrow Agent to promptly deliver (but in no event later than two (2) Trading Days after such request) the Exchange Shares issued in exchange for Additional Purchased Shares to which the applicable Buyer(s) are entitled pursuant to such Additional Purchased Shares Capacity Notice. Notwithstanding the foregoing, PublicCo shall not be obligated to issue or deliver to all Buyers under this Agreement, any shares in excess of the number of Exchange Shares represented by the Additional Purchased Shares (which, for the avoidance of doubt, does not include the Warrant Shares to be delivered) deposited with the Escrow Agent under the Securities Escrow Agreement.
As used in this Agreement:

"Closing Per Share Price" means the quotient obtained by dividing (x) the Purchase Price paid by such Buyer on the Shares Closing Date, by (y) the amount of Initial Purchased Shares purchased by such Buyer on the Shares Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events related to the PublicCo Common Stock occurring after the Shares Closing Date, including the Merger).
"Per Share Price" means ninety (90%) percent of the arithmetic average of the five (5) lowest Weighted Average Prices of the PublicCo Common Stock during the period beginning on the tenth (10th) Trading Day immediately preceding the applicable Reset Date and ending, with respect to each applicable Buyer, on the First Additional Exchange Shares Delivery Date related to such Reset Date, inclusive (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events related to the PublicCo Common Stock occurring after the applicable Reset Date).
"Reset Date" means each of the following dates: (i) the tenth (10th) Trading Day immediately following the Shares Closing Date; (ii) the forty-fifth (45th) calendar day immediately following the Shares Closing Date or, if such date falls on a Holiday (as defined in the Warrants), the next day that is not a Holiday; (iii) the ninetieth (90th) calendar day immediately following the Shares Closing Date or, if such date falls on a Holiday, the next day that is not a Holiday; and (iv) the one-hundred thirty-fifth (135th) calendar day immediately following the Shares Closing Date or, if such date falls on a Holiday, the next day that is not a Holiday (such date, the "Final Reset Date").
(iv)    Mechanics of Delivery of Exchange Shares.
(1)    General. PublicCo shall be responsible for all fees and expenses of its transfer agent (the "Transfer Agent") and all fees and expenses with respect to the delivery of Exchange Warrants issued in exchange of Bridge Warrants and Exchange Shares issued in exchange of Purchased Shares and transfer of such shares to each Buyer's or its designee's balance account with DTC, if any, including, without limitation, for same day processing. PublicCo's obligations to cause the Transfer Agent to deliver and transfer Exchange Warrants issued in exchange of Bridge Warrants and Exchange Shares issued in exchange of Purchased Shares to the Buyers in accordance with the terms and subject to the conditions hereof and the Securities Escrow Agreement are absolute and unconditional, irrespective of any action or inaction by such Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person (as defined below) or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Warrants issued in exchange of Bridge Warrants or Exchange Shares issued in exchange of Purchased Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers, except in the case of Buyer who is then an affiliate of PublicCo; provided, that PublicCo acknowledges and agrees that no Buyer will be an affiliate of PublicCo as a result of the transactions contemplated hereby. If PublicCo and/or the Transfer Agent requires any legal opinions with respect to the delivery of Exchange Warrants issued in exchange of Bridge Warrants or any Exchange Shares issued in exchange of Purchased Shares without restrictive legends or the removal of any such restrictive legends, PublicCo agrees to cause, at its sole cost and expense, its legal counsel to issue any such legal opinions. PublicCo hereby acknowledges and agrees that the holding period of Exchange

Warrants issued in exchange of Bridge Warrants and any Exchange Shares issued in exchange of Purchased Shares delivered hereunder for purposes of Rule 144 (as defined below) shall be deemed to have commenced on the Shares Closing Date. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(2)    PublicCo's Failure to Timely Deliver Exchange Shares. If PublicCo shall fail for any reason or for no reason to credit such Buyer's or its designee's balance account with DTC on the applicable Exchange Shares Delivery Date for such number of Exchange Shares issued in exchange of shares of PublicCo Common Stock to which such Buyer is entitled under Section 1 (a "Delivery Failure"), then, in addition to all other remedies available to such Buyer, PublicCo shall pay in cash to such Buyer on each day after such Exchange Shares Delivery Date that PublicCo shall fail to credit such Buyer's or its designee's balance account with DTC for the number of shares of PublicCo Common Stock to which such Buyer is entitled pursuant to PublicCo's obligation pursuant to clause (ii) below, an amount equal to 1.5 % of the product of (A) the number of Exchange Shares not issued to such Buyer on or prior to the applicable Exchange Shares Delivery Date and to which the Buyer is entitled, and (B) any trading price of the PublicCo Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the applicable Exchange Shares Delivery Date and ending on the date PublicCo makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of PublicCo Common Stock related to the applicable Delivery Failure, then, in addition to all other remedies available to such Buyer, PublicCo shall, within two (2) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of PublicCo Common Stock so purchased (the "Buy-In Price"), at which point PublicCo's obligation to credit such Buyer's or its designee's balance account with DTC for such shares of PublicCo Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer's or its designee's balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of PublicCo Common Stock, multiplied by (B) any trading price of the PublicCo Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the applicable Exchange Shares Delivery Date and ending on the date of such delivery and payment under this Section 1(c)(iv)(2). Nothing shall limit any Buyer's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to PublicCo's failure to timely electronically deliver shares of PublicCo Common Stock as required pursuant to the terms hereof. Notwithstanding the foregoing, any payments made by PublicCo to any Buyer pursuant to this Section 1(c)(iv)(2) shall be made without withholding or deduction for any taxes, unless required by law, in which case PublicCo will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Buyer of the amounts that would otherwise have been receivable in respect thereof.
(3)    Charges, Taxes and Expenses.  Issuance of the Purchased Shares to the Escrow Agent and subsequent delivery of the Exchange Shares issued in exchange thereof to the Buyers shall be made without charge to the Buyers for any issue or transfer tax or other incidental expense in respect of such issuance and transfer, all of which taxes (other than the

Buyers' income taxes) and expenses shall be paid by PublicCo, and the Exchange Shares issued in exchange of such Purchased Shares shall be delivered in the name of the respective Buyer or in such name or names as may be directed by the respective Buyer.
(4)    Closing of Books.  Neither PrivateCo nor PublicCo will close its stockholder books or records in any manner which prevents the timely exercise of such Buyer's rights with respect to the Exchange Warrants issued in exchange of the Bridge Warrants or Exchange Shares issued in exchange of the Purchased Shares.
(v)    Blocker. Notwithstanding anything to the contrary contained herein, PublicCo shall not deliver Exchange Shares issued in exchange of Purchased Shares, and no Buyer shall have the right to receive Exchange Shares issued in exchange of Purchased Shares, and any such delivery shall be null and void and treated as if never made, to the extent that after giving effect to such delivery, such Buyer together with its other Attribution Parties (as defined in the Warrants) would beneficially own in excess of such percentage corresponding to the checked box on such Buyer's signature page attached hereto (the "Maximum Percentage") of the number of shares of PublicCo Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing sentence, the aggregate number of shares of PublicCo Common Stock beneficially owned by such Buyer and the other Attribution Parties shall include the number of shares of PublicCo Common Stock held by such Buyer and all other Attribution Parties plus the number of Exchange Shares issued in exchange of Purchased Shares delivered to such Buyer pursuant to Section 1 hereof with respect to which the determination of such sentence is being made, but shall exclude the number of shares of PublicCo Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Buyer or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of PublicCo beneficially owned by such Buyer or any of the other Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 1(c)(v), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of determining the number of outstanding shares of PublicCo Common Stock that the Buyers may receive without exceeding the Maximum Percentage, the Buyers may rely on the number of outstanding shares of PublicCo Common Stock as reflected in (1) PublicCo's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other public filing with the SEC, as the case may be, (2) a more recent public announcement by PublicCo or (3) any other written notice by PublicCo or the Transfer Agent setting forth the number of shares of PublicCo Common Stock outstanding (the "Reported Outstanding Share Number"). If PublicCo receives a Capacity Notice from such Buyer at a time when the actual number of outstanding shares of PublicCo Common Stock is less than the Reported Outstanding Share Number, PublicCo shall promptly notify the Buyers in writing of the number of shares of PublicCo Common Stock then outstanding and, to the extent that such Capacity Notice would otherwise cause a Buyer's beneficial ownership, as determined pursuant to this Section 1(c)(v), to exceed the Maximum Percentage, such Buyer must notify PublicCo of a reduced number of Exchange Shares issued in exchange of Purchased Shares to be delivered pursuant to such Capacity Notice. For any reason at any time, upon the written or oral request of a Buyer, PublicCo shall within one (1) Business Day (as defined below) confirm in writing or by electronic mail to such Buyer the number of shares of PublicCo Common Stock then outstanding. In any case, the number of outstanding shares of PublicCo Common Stock shall be determined after giving effect to the conversion or exercise of securities of PublicCo, including the Warrants held by each Buyer and the other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the delivery of Exchange Shares issued in exchange of Purchased Shares to such Buyer results in such Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of PublicCo Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so delivered by which such Buyer's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and such Buyer shall not have the power to vote or to transfer the Excess Shares. If a Buyer's right to receive Exchange Shares issued in exchange of Purchased Shares is limited, in whole or in part, by this Section 1(c)(v), all such Exchange Shares issued in exchange of Purchased Shares that are so limited shall be held in abeyance for the benefit of such Buyer by the Escrow Agent until the earlier to occur of the fifth (5th) anniversary of the Shares Closing Date and such time as such Buyer notifies PublicCo that its right thereto would not result in such Buyer exceeding the Maximum Percentage and PublicCo shall promptly but in any event within two (2) Trading Days after the delivery of such Capacity Notice deliver to such Buyer the Exchange Shares issued in exchange of such Purchased Shares. Upon delivery of a written notice to PublicCo, each Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to PublicCo and (ii) any such increase or decrease will apply only to such Buyer and the other Attribution Parties and not to any of the other Buyers that is not an Attribution Party of such Buyer. For purposes of clarity, the Exchange Shares issued in exchange of the Purchased Shares deliverable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c)(v) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(c)(v) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor of such Buyer. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York generally are open for use by customers on such day.
(d)    Warrant Closing. The time of the Warrant Closing shall be 10:00 a.m., New York City time on the eleventh (11th) Trading Day immediately following the Shares Closing Date (the "Warrant Closing Date" and together with the Shares Closing Date, the "Closing Dates" and each a "Closing Date"), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New

York, New York 10022. The Warrant Closing may also be undertaken remotely by electronic transfer of Warrant Closing documentation.
(e)    Purchase Price. The purchase price for the Purchased Shares and the related Warrants to be purchased by each Buyer pursuant to this Agreement shall be the amount set forth opposite such Buyer's name in column (3) of the Schedule of Buyers (the "Purchase Price"). If a Buyer, or an affiliate of such Buyer, is also party to that certain Securities Purchase Agreement, dated as of December 13, 2022, by and between PrivateCo and the buyers thereto (the "Bridge Securities Purchase Agreement"), such Buyer, or such Buyer's affiliate, shall surrender of such Buyer's, or such Buyer's affiliate's, Note (as defined below), the Purchase Price shall be offset by an amount equal to the Outstanding Amount (as defined in the Note) due and payable by PrivateCo to such Buyer, or such Buyer's affiliate, on the Shares Closing Date under those senior secured notes (the "Notes") issued by PrivateCo pursuant to the Bridge Securities Purchase Agreement. PrivateCo and each Buyer that is, or has an affiliate that is, a party to the Bridge Securities Purchase Agreement, acknowledges and agrees that, effective immediately upon the Shares Closing and the issuance of Initial Purchased Shares hereunder, and immediately prior to the consummation of the Merger, pursuant to Section 1 of the Notes, the Note, if any, issued to such Buyer or such Buyer's affiliates shall be deemed to have been repaid concurrently with the Shares Closing, shall have no further force and effect and shall be deemed to be cancelled.
(f)    Form of Payment. On the Shares Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, (x) in the case of Altium Growth Fund, LP (the "Lead Investor"), any amounts withheld pursuant to Section 5(h) and (y) in the case of any Buyer as described in Section 1(e), any Outstanding Amount pursuant to such Buyer's, or such Buyer's affiliate's, Note surrendered to PrivateCo pursuant to Section 1(e)) to PrivateCo for the Purchased Shares and the related Warrants to be issued and sold to such Buyer pursuant to this Agreement by wire transfer of immediately available funds in accordance with PrivateCo's written wire instructions and (ii) PrivateCo shall deliver to each Buyer such Buyer's pro rata share of the Initial Purchased Shares, subject to Section 1(a)(i). On the Warrant Closing Date, for no additional consideration, PublicCo shall deliver to each Buyer a Series A-1 Warrant and a Series A-2 Warrant, in each case, pursuant to which such Buyer shall have the right to acquire a number of shares of PublicCo Common Stock equal to 500% of the Initial Purchased Shares and a number of shares of PublicCo Common Stock equal to 450% of the Initial Purchased Shares, respectively, and a Series T Warrant pursuant to which such Buyer shall have the right to acquire a number of shares of PublicCo Common Stock equal to 320.856% of the Initial Purchased Shares, duly executed on behalf of PublicCo and registered in the name of such Buyer or its designee.
(g)    Additional Series A-1 Warrants and Series A-2 Warrants. PublicCo shall, pursuant to the terms and conditions set forth in the Series T Warrants, issue additional Series A-1 Warrants and Series A-2 Warrants to the holders of Series T Warrants. PublicCo hereby acknowledges and agrees that (i) such additional Series A-1 Warrants and Series A-2 Warrants shall, for all intents and purposes under this Agreement and all other Transaction Documents, be also deemed "Series A-1 Warrants" and "Series A-2 Warrants", respectively and (ii) such shares of PublicCo Common Stock issuable upon exercise of the Series A-1 Warrants and Series A-2 Warrants shall, for all intents and purposes under this Agreement and all other Transaction Documents, also be deemed "Series A-1 Warrant Shares" and "Series A-2 Warrant Shares", respectively.

2.    BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to each of PrivateCo and PublicCo that, as of the date hereof and as of the Shares Closing Date:
(a)    No Public Sale or Distribution. Such Buyer is (i) acquiring the Purchased Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
(b)    Accredited Investor Status; No Disqualification Events. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. To the extent such Buyer is a beneficial owner of 10% or more of PublicCo Common Stock as of the date hereof or as of the Shares Closing Date, none of (i) such Buyer, (ii) any of such Buyer's directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, or (iii) any beneficial owner of PrivateCo's or PublicCo's voting equity securities (in accordance with Rule 506(d) of the 1933 Act) held by such Buyer is subject to any Disqualification Event (as defined below), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the 1933 Act and disclosed reasonably in advance of the Shares Closing in writing in reasonable detail to PrivateCo and PublicCo.
(c)    Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PrivateCo and PublicCo are relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)    Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of PrivateCo and PublicCo and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of PrivateCo and PublicCo. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on PrivateCo's and PublicCo's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges and agrees that Evolution Venture Partners, LLC (the "Placement Agent") nor any Affiliate (as defined in Rule 144) of the Placement Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to PrivateCo and PublicCo or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to PrivateCo and PublicCo which such Buyer agrees need not be provided to it.  In connection with the issuance of the Securities to such Buyer, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to such Buyer.
(e)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)    Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) subject to Section 1(c)(iv)(1), such Buyer shall have delivered to PublicCo an opinion of counsel, in a form reasonably acceptable to PublicCo, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides PublicCo with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144") or (D) to an accredited investor in a private transaction exempt from the registration requirements of the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as provided in the Registration Rights Agreement, neither PublicCo nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that on the Shares Closing Date, (x) the Purchased Shares will be exchanged, or pursuant to Section 5(d) will be exchangeable, for shares of PublicCo Common Stock and (y) the Bridge Warrants will be exchanged for Exchange Warrants, which are exercisable to purchase shares of PublicCo Common Stock, in each case, registered under the 1933 Act pursuant to the registration statement on Form S-4 to be filed by PublicCo in connection with the transactions contemplated by the Merger Agreement (as amended from time to time, the "Form S-4"). Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide PublicCo with any notice thereof or otherwise make any delivery to PublicCo pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f).
(g)    Legends. Such Buyer understands that the certificates or other instruments representing the Purchased Shares and the Warrants and, until such time as the resale or exchange of the Purchased Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or the Form S-4, as applicable, the stock certificates representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD (X) PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR (Y) TO AN ACCREDITED INVESTOR IN A PRIVATE TRANSACTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and PublicCo shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, except as provided in Section 1(c)(iv)(1), such holder provides PublicCo with an opinion of counsel, in a form reasonably acceptable to PublicCo, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or to an accredited investor in a private transaction exempt from the registration requirements of the 1933 Act. PublicCo shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. If PublicCo shall fail for any reason or for no reason to issue to the holder of the Securities within two (2) Trading Days after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the "Legend Removal Date" and such failure, a "Legend Removal Failure"), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, then, in addition to all other remedies available to such holder, PublicCo shall pay in cash to such holder on each day after the second

(2nd) Trading Day after the Legend Removal Date and during such Legend Removal Failure an amount equal to 2.0% of the product of (i) the number of shares represented by such certificate, and (ii) any trading price of the PublicCo Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date PublicCo makes the applicable cash payment, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) PublicCo Common Stock relating to the applicable Legend Removal Failure, then PublicCo shall, within two (2) Trading Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the PublicCo Common Stock so purchased (the "Legend Buy-In Price"), at which point the obligation of PublicCo to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Legend Buy-In Price over the product of (A) such number of shares of PublicCo Common Stock, times (B) any trading price of the PublicCo Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date PublicCo makes the applicable cash payment. PublicCo shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. Notwithstanding the foregoing, any payments made by PublicCo to any Buyer pursuant to this Section 2(g) shall be made without withholding or deduction for any taxes, unless required by law, in which case PublicCo will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Buyer of the amounts that would otherwise have been receivable in respect thereof.
(h)    Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(i)    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
(j)    General solicitation. To such Buyer's knowledge, the Securities were not offered to such Buyer by any means of general solicitation or general advertising (within the meaning of Regulation D).

(k)    No Transactions in Securities. Such Buyer and its affiliates represent and warrant that they have not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or its affiliates, engaged in any transactions in the securities of PublicCo (including, without limitations, any short sales involving PublicCo's securities) since the time such Buyer was first contacted by PrivateCo, PublicCo or any other Person regarding an investment in PrivateCo or PublicCo.
3.    REPRESENTATIONS AND WARRANTIES OF PRIVATECO.
PrivateCo represents and warrants to each of the Buyers that, as of the date hereof and as of the Shares Closing Date:
(a)    Organization and Qualification. Each of PrivateCo and its "PrivateCo Subsidiaries" (which for purposes of this Agreement means any entity in which PrivateCo, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of PrivateCo and each of the PrivateCo Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a PrivateCo Material Adverse Effect. As used in this Agreement, "PrivateCo Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of PrivateCo and the PrivateCo Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other PrivateCo Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of PrivateCo to perform any of its obligations under any of the PrivateCo Transaction Documents. PrivateCo has no PrivateCo Subsidiaries. The outstanding shares of capital stock of each of the PrivateCo Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by PrivateCo or another PrivateCo Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the PrivateCo Subsidiaries are outstanding.
(b)    Authorization; Enforcement; Validity. PrivateCo has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Escrow Agreement, the Lock-Up Agreements (as defined in Section 8(xiii)), and each of the other agreements entered into by PrivateCo in connection with the transactions contemplated by this Agreement (collectively, the "PrivateCo Transaction Documents") and to issue the Purchased Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other PrivateCo Transaction Documents by PrivateCo and the consummation by PrivateCo of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares, have been duly authorized by PrivateCo's Board of Directors and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), no further filing, consent or authorization is required by PrivateCo, its Board of Directors or its members. This Agreement and the other PrivateCo Transaction Documents have been duly executed and delivered by PrivateCo, and constitute the legal, valid and binding obligations of PrivateCo, enforceable against PrivateCo in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(c)    Issuance of Purchased Shares. The issuance of the Purchased Shares is duly authorized and, upon issuance in accordance with the terms of the PrivateCo Transaction Documents, the Purchased Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Purchased Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of PrivateCo Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3 of this Agreement, the offer and issuance by PrivateCo of the Purchased Shares is exempt from registration under the 1933 Act.
(d)    No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the PrivateCo Transaction Documents by PrivateCo and any of the PrivateCo Subsidiaries and the consummation by PrivateCo of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares) will not (i) result in a violation of the PrivateCo Certificate of Incorporation (as defined below) or PrivateCo Bylaws (as defined below) or other organizational documents of PrivateCo or any of the PrivateCo Subsidiaries, or any capital stock of PrivateCo or any of the PrivateCo Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which PrivateCo or any of the PrivateCo Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws, rules and regulations) and including all applicable foreign, federal and state laws, rules and regulations applicable to PrivateCo or any of the PrivateCo Subsidiaries or by which any property or asset of PrivateCo or any of the PrivateCo Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a PrivateCo Material Adverse Effect.
(e)    Consents. Except as disclosed in Schedule 3(e), PrivateCo is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the PrivateCo Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which PrivateCo is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Shares Closing Date (or in the case of filings detailed above, will be made timely after the Shares Closing Date).

(f)    Acknowledgment Regarding Buyer's Purchase of Securities. PrivateCo acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the PrivateCo Transaction Documents and the transactions contemplated hereby and thereby and that, prior to the purchase of Securities hereunder, no Buyer is (i) an officer or director of PrivateCo or any of the PrivateCo Subsidiaries, (ii) an "affiliate" (as defined in Rule 144) of PrivateCo or any of the PrivateCo Subsidiaries or (iii) to the knowledge of PrivateCo, a "beneficial owner" of more than 10% of the PrivateCo Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). PrivateCo further acknowledges that no Buyer is acting as a financial advisor or fiduciary of PrivateCo or any of the PrivateCo Subsidiaries (or in any similar capacity) with respect to the PrivateCo Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the PrivateCo Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. PrivateCo further represents to each Buyer that PrivateCo's decision to enter into the PrivateCo Transaction Documents has been based solely on the independent evaluation by PrivateCo and its representatives.
(g)    No General Solicitation; Placement Agent's Fees. Neither PrivateCo, nor any of the PrivateCo Subsidiaries or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Initial Purchased Shares. PrivateCo shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent in connection with the sale of the Initial Purchased Shares. PrivateCo shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. PrivateCo acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither PrivateCo nor any of the PrivateCo Subsidiaries has not engaged any placement agent or other agent in connection with the offer or sale of the Initial Purchased Shares.
(h)    No Integrated Offering. None of PrivateCo, the PrivateCo Subsidiaries, their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Initial Purchased Shares to require approval of the members of PrivateCo for purposes of the 1933 Act or any applicable member approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of PublicCo are listed or designated for quotation. None of PrivateCo, the PrivateCo Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Initial Purchased Shares under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
(i)    Application of Takeover Protections; Rights Agreement. PrivateCo and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination (including, without limitation, under Section 203 of the Delaware General Corporation Law), poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the PrivateCo Certificate of Incorporation, PrivateCo Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, PrivateCo's issuance of the Purchased Shares and any Buyer's ownership of the Securities. PrivateCo and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any member rights plan or similar arrangement relating to accumulations of beneficial ownership of PrivateCo Common Stock or a change in control of PrivateCo or any of the PrivateCo Subsidiaries.
(j)    S-4; Financial Statements. As of the dates of the filing of the Form S-4, including any amendments thereto, the sections of the Form S-4 titled "Risk Factors — Risks Related to GRI's Business, Financial Position and Capital Requirements," "GRI Business," "GRI Management's Discussion and Analysis of Financial Condition and Results of Operations," "Related Party Transactions of Directors and Executive Officers of GRI" and "Principal Securityholders of GRI," at the time the Form S-4 or such amendment thereto was filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(j), PrivateCo has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations incurred after December 31, 2021 in the ordinary course of business that are not material and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved ("GAAP"). PrivateCo has made available to Buyer its unaudited financial statements as of and for the years ended December 31, 2020 and 2021, and unaudited financial statements as of and for the nine-month period ended September 30, 2022. Such financial statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements fairly present in all material respects the financial position of each of PrivateCo and the PrivateCo Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which will not be material, either individually or in the aggregate. No other information provided by or on behalf of PrivateCo to any of the Buyers which is not included in the Form S-4 (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.
(k)    Absence of Certain Changes. Except as disclosed in Schedule 3(k)(i), since December 31, 2021, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of PrivateCo or the PrivateCo Subsidiaries. Except as disclosed in Schedule 3(k)(ii), since December 31, 2021, neither PrivateCo nor any of the PrivateCo Subsidiaries have (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither PrivateCo nor any of the PrivateCo Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does PrivateCo or any of the PrivateCo Subsidiaries have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. PrivateCo and the PrivateCo Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and, after giving effect to the transactions contemplated hereby to occur at the Shares Closing, will not be Insolvent (as defined below). For purposes of this Agreement, "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(l)    Conduct of Business; Regulatory Permits. Neither PrivateCo nor any of the PrivateCo Subsidiaries is in violation of any term of or in default under the PrivateCo Certificate of Incorporation, the PrivateCo Bylaws, any certificate of designations, preferences or rights of any outstanding series of preferred stock of PrivateCo or any of the PrivateCo Subsidiaries, or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither PrivateCo nor any of the PrivateCo Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to PrivateCo or any of the PrivateCo Subsidiaries, and neither PrivateCo nor any of the PrivateCo Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a PrivateCo Material Adverse Effect. PrivateCo and the PrivateCo Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a PrivateCo Material Adverse Effect, and neither PrivateCo nor any such PrivateCo Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(m)     Transactions With Affiliates. Except as set forth in Schedule 3(m), none of the officers, directors or employees of PrivateCo or any of the PrivateCo Subsidiaries is presently a party to any transaction with PrivateCo or any of the PrivateCo Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the PrivateCo or any of the PrivateCo Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(n)    Equity Capitalization. As of the date hereof, the authorized capital stock of PrivateCo consists of 40,000,000 shares of PrivateCo Common Stock, of which as of the date hereof (i) 27,189,077 shares of PrivateCo Common Stock are issued and outstanding, (ii) 4,689,9000 shares of PrivateCo Common Stock are reserved for issuance pursuant to PrivateCo's stock option and purchase plans, of which 2,392,375 shares of PrivateCo Common Stock are subject to outstanding PrivateCo options granted under the PrivateCo stock plans and (iii) 1,468,457 shares of PrivateCo Common Stock are reserved for issuance upon exercise of outstanding warrants to purchase PrivateCo Common Stock. No PrivateCo Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) Except as disclosed in Schedule 3(n)(i), hereto, none of PrivateCo's or any PrivateCo Subsidiary's capital equity is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by PrivateCo or any PrivateCo Subsidiary's; (ii) except as disclosed in Schedule 3(n)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital equity of PrivateCo or any of the PrivateCo Subsidiaries, or contracts, commitments, understandings or arrangements by which PrivateCo is or may become bound to issue additional capital stock of PrivateCo or any of the PrivateCo Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital equity of PrivateCo or any of the PrivateCo Subsidiaries; (iii) except as disclosed in Schedule 3(n)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of PrivateCo or any of the PrivateCo Subsidiaries or by which PrivateCo or any of the PrivateCo Subsidiaries is or may become bound; (iv) except as disclosed in Schedule 3(n)(iv), there are no financing statements securing obligations in any amounts filed in connection with PrivateCo or any of the PrivateCo Subsidiaries; (v), except as disclosed in Schedule 3(n)(v), there are no agreements or arrangements under which PrivateCo or any of the PrivateCo Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(n)(vi), there are no outstanding securities or instruments of PrivateCo or any of the PrivateCo Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which PrivateCo or any of the PrivateCo Subsidiaries is or may become bound to redeem a security of PrivateCo or any of the PrivateCo Subsidiaries; (vii) except as disclosed in Schedule 3(n)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Initial Purchased Shares; (viii) except as disclosed in Schedule 3(n)(viii), neither PrivateCo nor any of its PrivateCo Subsidiaries has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) except as disclosed in Schedule 3(n)(ix), PrivateCo or any of the PrivateCo Subsidiaries have no liabilities or obligations, other than those incurred in the ordinary course of PrivateCo's or any of the PrivateCo Subsidiary's respective businesses and which, individually or in the aggregate, do not or could not have a PrivateCo Material Adverse Effect. True, correct and complete copies of PrivateCo's certificate of incorporation, as in effect on the date hereof (the "PrivateCo Certificate of Incorporation"), and PrivateCo's bylaws, as amended and as in effect on the date hereof (the "PrivateCo Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, PrivateCo Common Stock and the material rights of the holders thereof in respect thereto shall be provided to the Buyers on the Shares Closing Date.

(o)    Indebtedness and Other Contracts. Neither PrivateCo nor any of the PrivateCo Subsidiaries, (i) except as disclosed in Schedule 3(o)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(o)(ii), is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a PrivateCo Material Adverse Effect, (iii) except as disclosed in Schedule 3(o)(iii), is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a PrivateCo Material Adverse Effect, or (iv) except as disclosed in Schedule 3(o)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of PrivateCo's officers, has or is expected to have a PrivateCo Material Adverse Effect. Schedule 3(o) provides a detailed description of the material terms of such outstanding Indebtedness. Schedule 3(o)(v) provides a list of all material contracts, agreements and instruments of PrivateCo that would be required to be filed as exhibits to a Registration Statement on Form S-1 assuming PrivateCo were to file such a registration statement on the date hereof or the Shares Closing Date, as applicable. For purposes of this Agreement (other than Section 4(k)): (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "finance leases" in accordance with GAAP) (other than (1) trade payables entered into in the ordinary course of business consistent with past practice and (2) costs and expenses incurred in connection with the transactions contemplated by each of the Transaction Documents, the Transaction Documents (as defined in the Bridge Securities Purchase Agreement) and the Merger Agreement (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the therein and due diligence in connection therewith)), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, finance lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(p)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of PrivateCo, threatened against or affecting PrivateCo or any of the PrivateCo Subsidiaries, the PrivateCo Common Stock or any of the PrivateCo Subsidiary's capital stock or any of PrivateCo's or any of the PrivateCo Subsidiary's officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(p). The matters set forth in Schedule 3(p) would not reasonably be expected to have a PrivateCo Material Adverse Effect.
(q)    Insurance. PrivateCo and each of the PrivateCo Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of PrivateCo believes to be prudent and customary in the businesses in which PrivateCo and the PrivateCo Subsidiaries are engaged. Neither PrivateCo nor any of the PrivateCo Subsidiaries has been refused any insurance coverage sought or applied for and neither PrivateCo nor any of the PrivateCo Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a PrivateCo Material Adverse Effect.
(r)    Employee Benefits. Schedule 3(r) sets forth a complete and accurate list of all PrivateCo Benefit Plans that are an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), whether or not such plan is subject to ERISA (each, a "PrivateCo Pension Plan"). For purposes of this Section 3(r), a "PrivateCo Benefit Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any employee benefit plan, program, policy, practices, or other arrangement providing compensation or benefits to any current or former employee, officer or director of PrivateCo, the PrivateCo Subsidiaries or their ERISA Affiliates or any beneficiary or dependent thereof, whether written or unwritten, that is sponsored, maintained or contributed by PrivateCo, the PrivateCo Subsidiaries or any of their ERISA Affiliates contributes. For purposes of this Section 3(r), an entity is an "ERISA Affiliate" of PrivateCo or any PrivateCo Subsidiary if it would have ever been considered a single employer with PrivateCo or a PrivateCo Subsidiary under ERISA Section 4001(b) or Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code"). Each PrivateCo Benefit Plan has been administered in all material respects in accordance with its terms all applicable laws and each of PrivateCo, the PrivateCo Subsidiaries and their ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the terms of any PrivateCo Benefit Plan. No "reportable event" (as defined in Section 4043 of ERISA (other than a "reportable event" as to which the PBGC has regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event)) has occurred with respect to any PrivateCo Pension Plan; none of PrivateCo, any PrivateCo Subsidiaries or any of their ERISA Affiliates has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or any other "pension plan" (as defined in ERISA) or (ii) Sections 412 or 4971 of the Code; and each Pension Plan that is intended to be qualified under

Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Except for liabilities that arise solely out of, or relate solely to, an PrivateCo Benefit Plan, none of PrivateCo, the PrivateCo Subsidiaries or their ERISA Affiliates has any current or contingent liabilities (i) to any "employee benefit plan" (as defined in ERISA); (ii) under Title IV of ERISA, (iii) under Section 302 of ERISA, (iv) under Sections 412 and 4971 of the Code, (v) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (vi) under corresponding or similar provisions of foreign Laws or regulations. Each stock option, if any, granted by PrivateCo, any PrivateCo Subsidiaries or any of their ERISA Affiliates was granted (i) in accordance with the terms of the applicable stock option plan of such entity and (ii) with an exercise price at least equal to the fair market value of such capital stock on the date such stock option would be considered granted under GAAP and applicable law.
(s)    Employee Relations. Neither PrivateCo nor any of the PrivateCo Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. PrivateCo and the PrivateCo Subsidiaries believe that their relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of PrivateCo or any of the PrivateCo Subsidiaries has notified PrivateCo or any such PrivateCo Subsidiary that such officer intends to leave PrivateCo or any such PrivateCo Subsidiary or otherwise terminate such officer's employment with PrivateCo or any such PrivateCo Subsidiary. No executive officer or other key employee of PrivateCo or any of the PrivateCo Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject PrivateCo or any of the PrivateCo Subsidiaries to any liability with respect to any of the foregoing matters. PrivateCo and the PrivateCo Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a PrivateCo Material Adverse Effect. To the knowledge of PrivateCo and the PrivateCo Subsidiaries, (i) no allegations of sexual harassment have been made against any employee of PrivateCo or any of the PrivateCo Subsidiaries, and (ii) none of PrivateCo or the PrivateCo Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by an employee of PrivateCo or any of the PrivateCo Subsidiaries.
(t)    Real Property.
(i)    PrivateCo does not own any real property. PrivateCo has good, valid and marketable title to all personal property owned by it which is material to the business of PrivateCo and the PrivateCo Subsidiaries, in each case, free and clear of all liens, encumbrances and defects.
(ii)    Schedule 3(t)(ii) sets forth a complete and accurate list of all leases, subleases, licenses, occupancy and other agreements (including all amendments, modifications and supplements thereof and assignments and subleases thereof) (the "PrivateCo Leases"; and each, a "PrivateCo Lease") under which PrivateCo or the PrivateCo Subsidiaries, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property (the "PrivateCo Real Property"). Each of PrivateCo and the PrivateCo Subsidiaries has a valid and enforceable leasehold estate in all PrivateCo Real Property free and clear of all liens, encumbrances and defects, and (ii) no default or breach by PrivateCo or the PrivateCo Subsidiaries, nor any event with respect to PrivateCo or the PrivateCo Subsidiaries that with notice or the passage of time would result in a default or breach, has occurred under any PrivateCo Lease, nor does PrivateCo or the PrivateCo Subsidiaries have knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by any other contracting parties under any such PrivateCo Real Property.
(iii)    None of PrivateCo or the PrivateCo Subsidiaries has granted or entered into any sublease, license, option, right of first refusal or other contractual right or similar agreement to purchase, assign or dispose of the PrivateCo Real Property or to allow or grant to any third party the right to use or occupy the PrivateCo Real Property. None of PrivateCo or the PrivateCo Subsidiaries has received any written notice of assessments for public improvements against the PrivateCo Real Property or written notice or law, rule, regulation, order, judgment or decree by any governmental authority, insurance company or board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations that would have, or would reasonably be expected to have, a PrivateCo Material Adverse Effect on the value of such PrivateCo Real Property or its use in connection with the business of the PrivateCo or the PrivateCo Subsidiaries.
(u)    Intellectual Property Rights. PrivateCo and the PrivateCo Subsidiaries owns (free and clear of all liens, encumbrances and defects) or possesses a valid license or other lawful right to use all Intellectual Property Rights (as defined below) necessary, used or held for use, to conduct its business as presently conducted and as presently proposed to be conducted. Each of the registrations or applications for registration of Intellectual Property Rights (including issued patents and applications for patent) owned or licensed to PrivateCo and the PrivateCo Subsidiaries is listed on Schedule 3(u)(i), and each item of such Intellectual Property Rights is (A) not invalid and (B) enforceable. Each of the licenses (in-bound or out-bound) of Intellectual Property Rights or other contracts (including settlement agreements) with respect to the use, ownership or enforcement of Intellectual Property Rights to which any of PrivateCo and the PrivateCo Subsidiaries is a party is listed on Schedule 3(u)(ii), each such contract is valid and enforceable against PrivateCo and the PrivateCo Subsidiaries and, to the knowledge of PrivateCo and the PrivateCo Subsidiaries, its counterparty(ies), and none of PrivateCo or the PrivateCo Subsidiaries and, to the knowledge of PrivateCo and the PrivateCo Subsidiaries, none of the counterparties to any such contract, is in default or breach thereunder or thereof. Except as set forth in Schedule 3(u)(iii), none PrivateCo and the PrivateCo Subsidiaries Intellectual Property Rights listed or required to be listed on Schedule 3(u)(i) has expired or terminated, has been abandoned or canceled, or adjudged invalid or unenforceable or are scheduled or expected to expire or terminate or are scheduled or expected to be abandoned or canceled, or adjudged invalid or unenforceable, within three (3) calendar months from the date of mutual execution of this Agreement. The conduct of the business of PrivateCo and the PrivateCo Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate or conflict with the Intellectual Property Rights of others, and in the past six (6) calendar years, no claim, action or proceeding (including in the U.S. Patent and Trademark Office, or any corresponding non-U.S. authority, or before any other governmental authority) has been made or brought alleging the foregoing. There is no claim, action or proceeding that has been made or brought in the past six (6) years by or against, being threatened by or, to the knowledge of PrivateCo and the PrivateCo Subsidiaries, being threatened against, PrivateCo and the PrivateCo Subsidiaries regarding Intellectual Property Rights, including any challenging the validity, enforceability, ownership, enforcement, patentability or registrability of such Intellectual Property Rights. To the knowledge of PrivateCo and the PrivateCo Subsidiaries, no third party is infringing, misappropriating or otherwise conflicting with its Intellectual Property Rights. None of PrivateCo or the PrivateCo Subsidiaries are aware of any facts or circumstances which would reasonably be expected to give rise to any of the foregoing infringements, misappropriations or other conflicts, or claims, actions or proceedings. Each of PrivateCo and the PrivateCo Subsidiaries has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its material Intellectual Property Rights, as applicable, and, to its knowledge, no unauthorized disclosure of any information comprising any Intellectual Property Rights has occurred, as applicable. All present and former employees, consultants and independent contractors of each of PrivateCo and the PrivateCo Subsidiaries that have been involved in the development of any material Intellectual Property Rights have entered into written agreements under which such Persons (A) agree to protect the trade secrets, know-how and other confidential information of PrivateCo and the PrivateCo Subsidiaries, as applicable, and (B) assign to one of PrivateCo or the PrivateCo Subsidiaries, as applicable, all right, title and interest in and to all Intellectual Property Rights created by such Person in the course of his, her or its employment or other engagement by one of PrivateCo or the PrivateCo Subsidiaries. Except as set forth on Schedule 3(u)(iv), no United States federal or state agency or any other government or governmental agency, university, research institute or other similar organization has sponsored any research by PrivateCo and the PrivateCo Subsidiaries or been involved with or otherwise sponsored any development of any Intellectual Property Rights claimed by PrivateCo or the PrivateCo Subsidiaries and that are material to the business of PrivateCo or the PrivateCo Subsidiaries as presently conducted. For purposes of this Agreement, "Intellectual Property Rights" means all intellectual property and proprietary rights, including all (i) trademarks, trade names, service marks, service names, domain names, and other designation of origin, together with all goodwill associated therewith, (ii) original works of authorship and copyrights, (iii) patents and patent applications, together with all divisionals, continuations, continuations-in-part, reissues and reexaminations thereof, including all rights to file applications for patent, (iv) trade secrets, know-how and other confidential information and (v) inventions, licenses, approvals and governmental authorizations.
(v)    IT Systems; Data Privacy and Security. The information technology and computer systems, including the software, firmware, hardware, equipment, networks, data communication lines, interfaces, databases, storage media, websites, platforms and related systems owned, licensed or leased by PrivateCo and the PrivateCo Subsidiaries (collectively, "PrivateCo IT Systems") are sufficient for the conduct of each of the businesses of PrivateCo and the PrivateCo Subsidiaries, in all material respects, and to the knowledge of each of PrivateCo and the PrivateCo Subsidiaries, do not contain any "viruses", "worms", "time-bombs", "key-locks", or any other devices intentionally designed to disrupt or interfere with the operation of the PrivateCo IT Systems or equipment upon which the PrivateCo IT Systems operate, or the integrity of the data, information or signals PrivateCo IT Systems produce; and during the last two (2)

years, there have been no material failures, breakdowns, continued substandard performance or other adverse events affecting any of PrivateCo IT Systems. Each of PrivateCo and the PrivateCo Subsidiaries has and maintains commercially reasonable business continuity and disaster recovery plans, procedures and facilities appropriate for its business and has taken commercially reasonable steps to safeguard the integrity and security of PrivateCo IT Systems, and to the knowledge of each of PrivateCo and the PrivateCo Subsidiaries, there has been no unauthorized access, or any intrusions or breaches, of the PrivateCo IT Systems during the last two (2) years. Each of PrivateCo and the PrivateCo Subsidiaries is, and during the last three (3) years has been, in compliance in all material respects with all PrivateCo Data Privacy and Security Laws applicable to it. Each of PrivateCo and the PrivateCo Subsidiaries has maintained and posted all requisite privacy notices pursuant to PrivateCo Data Privacy and Security Laws. Each of PrivateCo and the PrivateCo Subsidiaries has commercially reasonable security measures in place designed to protect all PrivateCo Personal Data under its control or in its possession from unauthorized use, access, modification or destruction. During the last three (3) years, none of PrivateCo nor the PrivateCo Subsidiaries has suffered any breach in security or other incident that has permitted any unauthorized access to the PrivateCo Personal Data under its control or possession. Each of PrivateCo and the PrivateCo Subsidiaries maintains, and has remained in compliance, in all material respects, with, a comprehensive written information security program that includes commercially reasonable administrative, physical and technical measures intended to protect the confidentiality, integrity, availability and security of PrivateCo Personal Data in is possession or under its control and PrivateCo IT Systems against any unauthorized control, use, access, interruption, modification or corruption and to ensure the continued, uninterrupted and error-free operation of PrivateCo IT Systems. There are no material claims, actions or proceedings against or affecting any of PrivateCo or the PrivateCo Subsidiaries pending or threatened in writing, relating to or arising under PrivateCo Data Privacy and Security Laws. None of PrivateCo nor the PrivateCo Subsidiaries has received any written notices from the Department of Justice, U.S. Department of Education, Federal Trade Commission, or the Attorney General of any state, or any equivalent foreign governmental authority, relating to possible violations of PrivateCo Data Privacy and Security Laws. For purposes of this Agreement, (i) "PrivateCo Data Privacy and Security Laws" shall mean (a) all applicable laws relating to the Processing of PrivateCo Personal Data or otherwise relating to privacy, data protection, data security, cyber security, breach notification or data localization, and (b) all published policies of PrivateCo and the PrivateCo Subsidiaries relating to the Processing of PrivateCo Personal Data or otherwise relating to privacy, data protection, data security, cyber security, breach notification or data localization; (ii) "Process" or "Processing" shall mean the collection, use, storage, processing, recording, distribution, transfer, import, export, protection, disposal or disclosure or other activity regarding or operations performed on data or information (whether electronically or in any other form or medium); and (iii) "PrivateCo Personal Data" shall mean any information that, alone or in combination with other information held by PrivateCo and the PrivateCo Subsidiaries, allows the identification of an individual, including name, street address, telephone number, e-mail address, photograph, social security number, driver's license number, passport number, customer or account number, biometrics, IP address, geolocation data or persistent device identifier, or any other information that is otherwise considered personal information, personal data, protected health information and is regulated by applicable PrivateCo Data Privacy and Security Laws.

(w)    Environmental Laws. PrivateCo and the PrivateCo Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance, in all material respects, with all terms and conditions of any such permit, license or approval. Neither PrivateCo nor the PrivateCo Subsidiaries has received from any Person or governmental authority any written claim, demand, notice of violation, citation or notice of potential liability under any Environmental Law that remains pending or unresolved and, to the knowledge of each of PrivateCo and the PrivateCo Subsidiaries, no such claims, demands, citations or notices have been threatened in writing. Except as would not reasonably be expected, individually or in the aggregate, to have a material effect on the operations of the business or result in material liability of PrivateCo and the PrivateCo Subsidiaries, (i) there has been no Release (as defined below) of Hazardous Materials (as defined below) that could reasonably be expected to result in a claim or liability under any Environmental Law in, at, on or under or migrating from any real property currently or formerly owned, leased or operated by PrivateCo or the PrivateCo Subsidiaries or in, at, on or under any other property to which of PrivateCo or the PrivateCo Subsidiaries sent Hazardous Materials for treatment or disposal; (ii) neither PrivateCo nor the PrivateCo Subsidiaries is a party to any agreement or the subject of any law, rule, regulation, order, judgment or decree that requires PrivateCo or the PrivateCo Subsidiaries to conduct a remedial action with respect to Hazardous Materials or requires PrivateCo or the PrivateCo Subsidiaries to indemnify, defend or hold harmless any governmental authority or Person from or against any claim or liability under Environmental Laws; and (iii) to the knowledge of PrivateCo and the PrivateCo Subsidiaries, there are no underground storage tanks at any real property currently owned, leased or operated by PrivateCo or the PrivateCo Subsidiaries. PrivateCo and the PrivateCo Subsidiaries have made available to Buyers (i) true and correct copies of all permits, licenses and approvals maintained by PrivateCo or the PrivateCo Subsidiaries in compliance with Environmental Laws; and (ii) all material environmental reports, audits, site assessments and studies related to PrivateCo and the PrivateCo Subsidiaries, its operations and currently and formerly owned, leased and operated real property. The term "Environmental Laws" means all laws relating to pollution or protection of human health and safety, natural resources or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all laws, rules, orders, judgments, decrees, authorizations, codes, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, permits, plans or regulations issued, entered, promulgated or approved thereunder. The term "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, escaping, leaching, dumping, or disposing on or into the indoor or outdoor environment.
(x)    Reserved.
(y)    Taxes.

(i)    PrivateCo and each of the PrivateCo Subsidiaries (A) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such tax returns and deliverables are true, correct and complete in all material respects, (B) has timely paid all taxes which are due and payable (regardless of whether shown on a tax return) and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, (C) has set aside on its books provisions reasonably adequate for the payment of all taxes or periods subsequent to the periods to which such returns, reports or declarations apply and (D) has complied in all material respects with all applicable legal requirements relating to the withholding and remittance of all material amounts of taxes, and all such taxes have been withheld and paid over to the appropriate governmental authority. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of PrivateCo know of no basis for any such claim. As used in this Agreement, (x) "tax" or "taxes" means any and all United States federal, state, local, or foreign income, gross receipts, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, capital gains, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax imposed by any governmental authority, including any interest, penalty, indexation differentials or addition thereto and (y) "tax return" or "tax returns" means any return, declaration, report, claim for refund or information return or statement relating to taxes filed or required to be filed with a governmental authority, including any schedule or attachment thereto, and including any amendment thereof.
(ii)    No deficiency for any material amount of taxes has been asserted or assessed by any governmental authority in writing against PrivateCo or any PrivateCo Subsidiary, which deficiency has not been paid or resolved. No material audit or other proceeding by any governmental authority is currently in progress, pending or threatened in writing against PrivateCo or any PrivateCo Subsidiary with respect to any taxes due from such entities. Neither PrivateCo nor any PrivateCo Subsidiary are currently contesting any material tax liability before any governmental authority.
(iii)    There are no claims in writing by any governmental authority in a jurisdiction in which PrivateCo or any PrivateCo Subsidiary does not file tax returns that such entity is or may be subject to tax or required to file tax returns in that jurisdiction which claim has not been dismissed, closed or otherwise resolved.
(z)    Internal Accounting. PrivateCo and each of the PrivateCo Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(z), during the twelve months prior to the date hereof neither PrivateCo nor any of the PrivateCo Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of PrivateCo or any of the PrivateCo Subsidiaries.
(aa)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between PrivateCo and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a PrivateCo Material Adverse Effect.
(bb)    Investment Company Status. Neither PrivateCo nor any of the PrivateCo Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
(cc)    Reserved.
(dd)    Reserved.
(ee)    FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (the "FDA") under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA") that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by PrivateCo or any of its PrivateCo Subsidiaries (each such product, a "Pharmaceutical Product"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by PrivateCo in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a PrivateCo Material Adverse Effect. There is no pending, completed or, to PrivateCo's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against PrivateCo or any of its PrivateCo Subsidiaries, and none of PrivateCo or any of its PrivateCo Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by PrivateCo or any of its PrivateCo Subsidiaries, (iv) enjoins production at any facility of PrivateCo or any of its PrivateCo Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with PrivateCo or any of its PrivateCo Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by PrivateCo or any of its PrivateCo Subsidiaries, and which, either individually or in the aggregate, would have a PrivateCo Material Adverse Effect. The properties, business and operations of PrivateCo have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Except as set forth on Schedule 3(ee) or as disclosed in the PPM, PrivateCo has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by PrivateCo nor has PrivateCo been informed by the FDA that the FDA will not approve for marketing any product being developed or proposed to be developed by PrivateCo.
(ff)    U.S. Real Property Holding Corporation.  Neither PrivateCo nor any of the PrivateCo Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and PrivateCo and each PrivateCo Subsidiary shall so certify upon any Buyer's request.
(gg)    Transfer Taxes.  On the Shares Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by PrivateCo, and all laws imposing such taxes will be or will have been complied with.
(hh)    Bank Holding Company Act. Neither PrivateCo nor any of the PrivateCo Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither PrivateCo nor any of the PrivateCo Subsidiaries or their affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither PrivateCo nor any of the PrivateCo Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(ii)    Shell Company Status. PrivateCo is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.
(jj)    Compliance with Anti-Money Laundering Laws. The operations of PrivateCo and the PrivateCo Subsidiaries and their affiliates are and has been conducted at all times in compliance with all applicable U.S. and non-U.S. Laws, rules and regulations relating to terrorism or money laundering, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the U. S. Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, and any applicable law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and the rules and regulations promulgated thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PrivateCo or the PrivateCo Subsidiaries or any of their affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of PrivateCo, the PrivateCo Subsidiaries or any of their affiliates, threatened.
(kk)    No Conflicts with Sanctions Laws. Neither PrivateCo nor any of the PrivateCo Subsidiaries, nor any owner or shareholder, director, officer, employee, agent, affiliate or other Person associated with or acting on behalf of PrivateCo, the PrivateCo Subsidiaries or their affiliates is, or is directly or indirectly, individually or in the aggregate, owned or controlled by any Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National" or on the "Sectoral Sanctions Identifications List" (collectively, "Blocked Persons"), the United Nations Security Council, the European Union, Her Majesty's Treasury of the United Kingdom or any other relevant sanctions authority (collectively, "Sanctions Laws"), or any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions Laws; Neither PrivateCo nor any of the PrivateCo Subsidiaries, nor any director, officer, employee, agent, affiliate or other Person associated with or acting on behalf of PrivateCo, the PrivateCo Subsidiaries or their affiliates, is located, organized, resident or doing business in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting dealings with the country or territory, which as of the date hereof, include, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a "Sanctioned Country"); PrivateCo and the PrivateCo Subsidiaries are in compliance with all Sanctions Laws; PrivateCo and the PrivateCo Subsidiaries maintain in effect and enforces policies and procedures designed to ensure compliance by PrivateCo and the PrivateCo Subsidiaries with applicable Sanctions Laws; none of PrivateCo nor the PrivateCo Subsidiaries, nor any director, officer, employee, agent, affiliate or other Person associated with or acting on behalf of PrivateCo, the PrivateCo Subsidiaries or their affiliates, acting in any capacity in connection with the operations of PrivateCo, the PrivateCo Subsidiaries or their affiliates, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of PrivateCo, the PrivateCo Subsidiaries or their affiliates in connection with (i) the execution, delivery and performance of this Agreement and the other PrivateCo Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other PrivateCo Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other PrivateCo Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any PrivateCo Subsidiary, joint venture partner or other Person, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, each of PrivateCo, the PrivateCo Subsidiaries and their affiliates has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.
(ll)    Anti-Bribery. None of PrivateCo, the PrivateCo Subsidiaries or their affiliates nor anyone acting on their behalf have made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. None of PrivateCo, the PrivateCo Subsidiaries or their affiliates, nor any owner or shareholder, director, officer, agent, employee or other Person associated with or acting on behalf of PrivateCo, the PrivateCo Subsidiaries or their affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which any of PrivateCo, the PrivateCo Subsidiaries or their affiliates does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which any of PrivateCo, the PrivateCo or their affiliates operates its business, including, in each case, the rules and regulations thereunder (collectively, the "Anti-Bribery Laws"), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; Each of PrivateCo, the PrivateCo Subsidiaries and their affiliates has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Bribery Laws and with this representation and warranty; none of PrivateCo, the PrivateCo Subsidiaries or their affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the Anti-Bribery Laws; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by PrivateCo, the PrivateCo Subsidiaries or their affiliates, or any of their respective current or former directors, officers, employees, owners, shareholders, stockholders, representatives, agents or other Persons acting or purporting to act on their behalf.
(mm)    No Additional Agreements. Neither PrivateCo nor any of the PrivateCo Subsidiaries have any agreement or understanding with any person or entity other than the Buyer with respect to the transactions contemplated by the PrivateCo Transaction Documents other than as specified in the PrivateCo Transaction Documents.
(nn)    Disclosure. Except for discussions specifically regarding the offer and sale of the Securities and any information provided by PrivateCo to Buyers in connection therewith, PrivateCo confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning PrivateCo, any of the PrivateCo Subsidiaries, PublicCo or any of its "PublicCo Subsidiaries" (which for purposes of this Agreement means any entity in which PublicCo, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) (the PublicCo Subsidiaries, together with the PrivateCo Subsidiaries, the "Subsidiaries"), other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. PrivateCo understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of PrivateCo and PublicCo. All disclosure provided to the Buyers regarding PrivateCo or any of the

PrivateCo Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of PrivateCo is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of PrivateCo to you pursuant to or in connection with this Agreement and the other PrivateCo Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release, if any, issued by PrivateCo or any of the PrivateCo Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the transactions contemplated by the Merger Agreement, no event or circumstance has occurred or information exists with respect to PrivateCo or any of the PrivateCo Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by PrivateCo but which has not been so publicly disclosed. PrivateCo acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(oo)    Stock Option Plans. Each stock option granted by PrivateCo was granted (i) in accordance with the terms of the applicable PrivateCo stock plan and (ii) with an exercise price at least equal to the fair market value of the PrivateCo Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under PrivateCo's stock option plan has been backdated. PrivateCo has not knowingly granted, and there is no and has been no PrivateCo policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding PrivateCo or the PrivateCo Subsidiaries or their financial results or prospects.
(pp)    No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by PrivateCo to arise, between PrivateCo and the accountants and lawyers formerly or presently employed by PrivateCo and PrivateCo is current with respect to any fees owed to its accountants and lawyers which could affect PrivateCo's ability to perform any of its obligations under any of the PrivateCo Transaction Documents.
(qq)    No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D ("Regulation D Securities"), none of PrivateCo, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of PrivateCo participating in the offering hereunder, any beneficial owner of 20% or more of PrivateCo's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with PrivateCo in any capacity at the time of sale (each, an "PrivateCo Covered Person" and, together,

"PrivateCo Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). PrivateCo has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. PrivateCo has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.
(rr)    Other Covered Persons. PrivateCo is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.
(ss)    Notice of Disqualification Events. PrivateCo will notify the Buyers and the Placement Agent in writing, prior to the Shares Closing Date of (i) any Disqualification Event relating to any PrivateCo Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any PrivateCo Covered Person.
(tt)    Lock-Up Parties. Each Person identified on Schedule 3(tt) (which includes all directors and officers immediately following the consummation of the Merger) have entered into a Lock-Up Agreement.
(uu)    COVID-19. Since December 31, 2021, there has not occurred, directly or indirectly as a result of, with respect to or in connection with SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks, any material disruption in, or material negative impact on, PrivateCo or any of the PrivateCo Subsidiaries' business or business operations, whether in the near, medium or long term or of short, medium or long duration, including as a result of, with respect to or in connection with: (a) any temporary or permanent whole or partial loss of customer(s), supplier(s), service provider(s), systems or technology provider(s), or infrastructure; (b) any temporary or permanent whole or partial loss of access to, or the services of, facilities (including offices or co-location facilities), employees, independent contractors or consultants, technology or networks, utilities, services and repair or other resources; (c) any excessive or unusual costs, expenses, fees, rates, royalties or charges of any nature, including with respect to compensation of employees, independent contractors or consultants or costs of employee benefits or insurance (including health insurance and business interruption or similar insurance); (d) any delay in the payment or performance of obligations by third Persons, regardless of whether caused or allegedly caused by force majeure or a similar concept or otherwise; (e) any cause similar to any of the forgoing; or (f) any combination of the forgoing.
4.    REPRESENTATIONS AND WARRANTIES OF PUBLICCO.
PublicCo represents and warrants to each of the Buyers that, as of the date hereof and as of the Shares Closing Date:
(a)    Authorization; Enforcement; Validity. PublicCo has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Securities Escrow Agreement, the Irrevocable Transfer

Agent Instructions (as defined in Section 6(b)), the Lock-Up Agreements, and each of the other agreements entered into by PublicCo in connection with the transactions contemplated by this Agreement (collectively, the "PublicCo Transaction Documents" and, together with the PrivateCo Transaction Documents, the "Transaction Documents") and to issue the Warrants and the Warrant Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other PublicCo Transaction Documents by PublicCo and the consummation by PublicCo of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by PublicCo's Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC, a Form S-4 relating to the Merger and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by PublicCo, its Board of Directors or its stockholders (other than, as of the date hereof, stockholder consent related to items in the Form S-4). This Agreement and the other PublicCo Transaction Documents have been duly executed and delivered by PublicCo, and constitute the legal, valid and binding obligations of PublicCo, enforceable against PublicCo in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(b)    Issuance of Securities. The issuance of the Warrants are duly authorized and, upon issuance in accordance with the terms of the PublicCo Transaction Documents, the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Shares Closing Date, after giving effect to the Certificate of Amendment (as defined below), a number of shares of PublicCo Common Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of PublicCo Common Stock as shall from time to time be necessary to effect the exercise in full of all of the Warrants and Exchange Warrants then outstanding without regard to any limitation on exercise set forth herein (the foregoing clauses (i) and (ii), as applicable, the "Required Reserve Amount") (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring after the date hereof). Upon exercise of the Warrants in accordance with the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of PublicCo Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by PublicCo of the Warrants and the Warrant Shares is exempt from registration under the 1933 Act.
(c)    No Conflicts. Except as disclosed in Schedule 4(c), the execution, delivery and performance of the PublicCo Transaction Documents by PublicCo and the consummation by PublicCo of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the PublicCo Certificate of Incorporation (as defined below) or PublicCo

Bylaws (as defined below) or other organizational documents of PublicCo or any of the PublicCo Subsidiaries or any capital stock of PublicCo or any of the PublicCo Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which PublicCo or any of the PublicCo Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the "Principal Market") and including all applicable foreign, federal, state laws, rules and regulations) applicable to PublicCo or any of the PublicCo Subsidiaries or by which any property or asset of PublicCo or any of the PublicCo Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a PublicCo Material Adverse Effect. As used in this Agreement, "PublicCo Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of PublicCo and the PublicCo Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other PublicCo Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of PublicCo to perform any of its obligations under any of the PublicCo Transaction Documents.
(d)    Consents. Except as disclosed in Schedule 4(d), other than from PrivateCo pursuant to that certain Agreement and Plan of Merger by and among PublicCo, Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of PublicCo, and PrivateCo, dated as of December 13, 2022 (the "Merger Agreement") and approval of the Principal Market to list additional shares on the Principal Market (in each case, as of the date hereof), PublicCo is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC, a Form S-4 relating to the Merger and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the PublicCo Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which PublicCo is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Shares Closing Date (or in the case of filings detailed above, will be made timely after the Shares Closing Date), and PublicCo is unaware of any facts or circumstances which might prevent PublicCo from obtaining or effecting any of the registration, application or filings contemplated by the PublicCo Transaction Documents. Except as disclosed in Schedule 4(d) or as disclosed in reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, PublicCo is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the PublicCo Common Stock in the foreseeable future. The issuance by PublicCo of the Warrants and Warrant Shares shall not have the effect of delisting or suspending the PublicCo Common Stock from the Principal Market.
(e)    Acknowledgment Regarding Buyer's Purchase of Securities. PublicCo acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the PublicCo Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of PublicCo or any of the PublicCo Subsidiaries, (ii) an "affiliate" (as defined in Rule 144) of PublicCo or any of the PublicCo Subsidiaries or (iii) to the knowledge of PublicCo, a "beneficial owner" of more than 10% of the PublicCo Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). PublicCo further acknowledges that no Buyer is acting as a financial advisor or fiduciary of PublicCo or any of the PublicCo Subsidiaries (or in any similar capacity) with respect to the PublicCo Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the PublicCo Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. PublicCo further represents to each Buyer that PublicCo's decision to enter into the PublicCo Transaction Documents has been based solely on the independent evaluation by PublicCo and its representatives.
(f)    No General Solicitation. Neither PublicCo, nor any of the PublicCo Subsidiaries or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(g)    No Integrated Offering. None of PublicCo, the PublicCo Subsidiaries their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of PublicCo for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of PublicCo are listed or designated for quotation. None of PublicCo, the PublicCo Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than the Warrant Shares) or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
(h)    Application of Takeover Protections; Rights Agreement. PublicCo and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination (including, without limitation, under Section 203 of the Delaware General Corporation Law), poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of PublicCo, as amended and as in effect on the date hereof (the "PublicCo Certificate of Incorporation"), and PublicCo's bylaws, as amended and as in effect on the date hereof (the "PublicCo Bylaws"), or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, PublicCo's issuance of the Securities and any Buyer's ownership of the Securities. PublicCo and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of PublicCo Common Stock or a change in control of PublicCo or any of the PublicCo Subsidiaries.
(i)    Investment Company Status. Neither PublicCo nor any of the PublicCo Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
(j)    Registration Rights. Except as set forth on Schedule 4(j), other than each of the Buyers, no Person has any right to cause PublicCo or any PublicCo Subsidiary to effect the registration under the 1933 Act of any securities of PublicCo or any PublicCo Subsidiary.
(k)    Solvency. Based on the consolidated financial condition of PublicCo as of the Shares Closing Date, after giving effect to the receipt by PrivateCo of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of PublicCo's assets exceeds the amount that will be required to be paid on or in respect of PublicCo's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) PublicCo's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by PublicCo, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of PublicCo, together with the proceeds PublicCo would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. PublicCo does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). PublicCo has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Shares Closing Date. Schedule 4(k) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of PublicCo or any PublicCo Subsidiary, or for which PublicCo or any PublicCo Subsidiary has commitments. For the purposes of this Section 4(k), "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade account payables and accrued expenses incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in PublicCo's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither PublicCo nor any PublicCo Subsidiary is in default with respect to any Indebtedness.
(l)    Acknowledgment Regarding Buyer's Trading Activity. PublicCo acknowledges and agrees that except as set forth in Section 5(x), (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of PublicCo, or "derivative" securities based on securities issued by PublicCo or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative"

transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the PublicCo Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. PublicCo further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in PublicCo both at and after the time the hedging and/or trading activities are being conducted. PublicCo acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.
(m)    Manipulation of Price.  PublicCo has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of PublicCo to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of PublicCo.
(n)    U.S. Real Property Holding Corporation. Neither PublicCo nor any of the PublicCo Subsidiaries is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and PublicCo and each PublicCo Subsidiary shall so certify upon any Buyer's request.
(o)    Eligibility for Registration. PublicCo is eligible to register the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act (subject to any applicable transaction limits specified in such form).
(p)    Transfer Taxes.  On the Shares Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by PublicCo, and all laws imposing such taxes will be or will have been complied with.
(q)    Bank Holding Company Act. Neither PublicCo nor any of the PublicCo Subsidiaries or affiliates is subject to BHCA and to regulation by the Board of Governors of the Federal Reserve. Neither PublicCo nor any of the PublicCo Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither PublicCo nor any of the PublicCo Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(r)    Shell Company Status. PublicCo is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(s)    Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, PublicCo confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning PublicCo or any of the PublicCo Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other PublicCo Transaction Documents. PublicCo understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of PublicCo. All disclosure provided to the Buyers regarding PublicCo and the PublicCo Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of PublicCo or any of the PublicCo Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of PublicCo or any of the PublicCo Subsidiaries to Buyers pursuant to or in connection with this Agreement and the other PublicCo Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by PublicCo or any of the PublicCo Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to PublicCo or any of the PublicCo Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by PublicCo but which has not been so publicly disclosed. PublicCo acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(t)    No Disqualification Events.  With respect to Regulation D Securities to be offered and sold hereunder, none of PublicCo, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of PublicCo participating in the offering hereunder, any beneficial owner of 20% or more of PublicCo's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with PublicCo in any capacity at the time of sale (each, an "PublicCo Covered Person" and, together, "PublicCo Covered Persons") is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). PublicCo has exercised reasonable care to determine whether any PublicCo Covered Person is subject to a Disqualification Event. PublicCo has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.
(u)    Other Covered Persons. PublicCo is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(v)    Notice of Disqualification Events. PublicCo will notify the Buyers and the Placement Agent in writing, prior to the Shares Closing Date of (i) any Disqualification Event relating to any PublicCo Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any PublicCo Covered Person.
(w)    COVID-19. Since December 31, 2021, there has not occurred, directly or indirectly as a result of, with respect to or in connection with SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks, any material disruption in, or material negative impact on, PublicCo or any of the PublicCo Subsidiaries' business or business operations, whether in the near, medium or long term or of short, medium or long duration, including as a result of, with respect to or in connection with: (a) any temporary or permanent whole or partial loss of customer(s), supplier(s), service provider(s), systems or technology provider(s), or infrastructure; (b) any temporary or permanent whole or partial loss of access to, or the services of, facilities (including offices or co-location facilities), employees, independent contractors or consultants, technology or networks, utilities, services and repair or other resources; (c) any excessive or unusual costs, expenses, fees, rates, royalties or charges of any nature, including with respect to compensation of employees, independent contractors or consultants or costs of employee benefits or insurance (including health insurance and business interruption or similar insurance); (d) any delay in the payment or performance of obligations by third Persons, regardless of whether caused or allegedly caused by force majeure or a similar concept or otherwise; (e) any cause similar to any of the forgoing; or (f) any combination of the forgoing.
(x)    Merger Agreement Representations. PublicCo hereby makes the representations and warranties to each of the Buyers that are set forth in Section 4 of the Merger Agreement, mutatis mutandis.
5.    COVENANTS.
(a)    Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.
(b)    Form D and Blue Sky. Each of PrivateCo and PublicCo agrees to file a Form D with respect to the Purchased Shares and Warrants, respectively, as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Each of PrivateCo and PublicCo shall, on or before the Shares Closing Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Shares Closing and the Warrant Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Shares Closing Date. Each of PrivateCo and PublicCo shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Shares Closing Date.

(c)    Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Warrant Shares and Bridge Warrant Shares (as defined below) and none of the Warrants and Bridge Warrants are outstanding (the "Reporting Period"), PublicCo shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and PublicCo shall not terminate its status as an issuer required to file reports under the 1934 Act unless the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and PublicCo shall take all actions reasonably necessary to maintain its eligibility to register the Warrant Shares for resale by the Investors on Form S-3 or, if it is ineligible to use Form S-3, on Form S-1. As used herein, (i) "Bridge Warrants" means the Warrants as defined in the Bridge Securities Purchase Agreement; and (i) "Bridge Warrant Shares" means the Warrant Shares as defined in the Bridge Securities Purchase Agreement.
(d)    Exchange of Shares.
(i)    Promptly following the issuance of the Purchased Shares on the Shares Closing Date upon and subject to the closing of the Merger (x) the Purchased Shares shall be exchanged pursuant to the Form S-4 for shares of PublicCo Common Stock at the Exchange Ratio (as defined in the Merger Agreement) (the "Exchange Shares") and (y) the Bridge Warrants shall be exchanged pursuant to the Form S-4 for identical (with share amounts and share prices adjusted to reflect the Exchange Ratio) PublicCo warrants to purchase shares of PublicCo Common Stock, in the form attached hereto as Exhibit E (the "Exchange Warrants" and such shares of PublicCo Common Stock issuable upon exercise of the Exchange Warrants, collectively, the "Exchange Warrant Shares"), in each case, on the terms described in the Merger Agreement. Such Exchange Shares shall be delivered to each Buyer by crediting to such Buyer's or its designee's balance account within (i) with respect to the Exchange Shares being issued in exchange of the Initial Purchased Shares not subject to Section 1(c)(v), two (2) Trading Days following the Shares Closing Date and (ii) with respect to the Exchange Shares being issued in exchange of any Purchased Shares (excluding such Initial Purchased Shares set forth in the immediately preceding clause (i)), on the applicable Exchange Shares Delivery Date. Promptly following the Merger (but, in any event, no later than one (1) Trading Day thereafter), the Exchange Warrants will be delivered to the Buyers. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares or Exchange Warrants be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers, except to the extent any Buyer is then an affiliate of PublicCo. If PublicCo and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares or Exchange Warrants without restrictive legends or the removal of any such restrictive legends, PublicCo agrees to cause, at its sole cost and expense, its legal counsel to issue any such legal opinions.
(ii)    So long as such Buyer has paid its Purchase Price hereunder and has complied with the requirements set forth in Section 2.7 of the Merger Agreement, as applicable, if PublicCo shall fail for any reason or for no reason to credit such Buyer's or its designee's balance account with DTC within two (2) Trading Days following the Shares Closing Date (the "Merger Delivery Date") the applicable Exchange Shares with respect to the Initial Purchased Shares to which such Buyer is entitled hereunder (a "Merger Delivery Failure"), then, in addition to all other remedies available to such Buyer, PublicCo shall pay in cash to such Buyer on each day after such Merger Delivery Date that PublicCo shall fail to credit such Buyer's or its designee's balance account with DTC for the number of shares of PublicCo Common Stock to which such Buyer is entitled pursuant to the exchange of the Initial Purchased Shares for PublicCo Common Stock pursuant to the Merger, an amount equal to 2.0% of the product of (A) the number of Exchange Shares with respect to the Initial Purchased Shares not delivered to such Buyer on or prior to the Merger Delivery Date and to which the Buyer is entitled, and (B) any trading price of the PublicCo Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date PublicCo makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of PublicCo Common Stock related to the applicable Merger Delivery Failure, then, in addition to all other remedies available to such Buyer, PublicCo shall, within two (2) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of PublicCo Common Stock so purchased (the "Merger Buy-In Price"), at which point PublicCo's obligation to credit such Buyer's or its designee's balance account with DTC for such shares of PublicCo Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer's or its designee's balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Merger Buy-In Price over the product of (A) such number of shares of PublicCo Common Stock, multiplied by (B) any trading price of the PublicCo Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date of such delivery and payment under this Section 5(d)(ii). Nothing shall limit any Buyer's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to PublicCo's failure to timely electronically deliver shares of PublicCo Common Stock as required pursuant to the terms hereof. Notwithstanding the foregoing, any payments made by PublicCo to any Buyer pursuant to this Section 5(d) shall be made without withholding or deduction for any taxes, unless required by law, in which case PublicCo will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Buyer of the amounts that would otherwise have been receivable in respect thereof.
(iii)    Each of PublicCo, PrivateCo and the Buyers hereby acknowledges and agrees that, based on the outstanding shares of PublicCo and PrivateCo as of the date hereof, and subject only to changes in the outstanding capitalization of PublicCo or PrivateCo after the date hereof and potential adjustment pursuant to Section 2.9(l) of the Merger Agreement, Schedule 5(d)(iii) sets forth the pro forma table of the shares of PublicCo Common Stock that are expected to be held by the stockholders of PublicCo immediately following the consummation of the Merger on a fully-diluted basis (but excluding the Series A-1 Warrants, Series A-2 Warrants and Series T Warrants). For the avoidance of doubt, the information set forth on Schedule 5(d)(iii) remains subject to, and will be adjusted for, any (a) stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events or changes to the Exchange Ratio occurring after the date hereof and (b) the circumstances contemplated by Section 2.9(l) of the Merger Agreement. Any changes or adjustments to the information set forth on Schedule 5(d)(iii) pursuant to the immediately preceding sentence shall be reasonably acceptable to the Buyers.
(e)    Use of Proceeds. Except as set forth on Schedule 5(e), PrivateCo shall use the proceeds from the sale of the Securities for working capital and general corporate purposes,

which shall not include the payment of any outstanding Indebtedness, other than the Notes issued pursuant to the Bridge Securities Purchase Agreement.
(f)    Financial Information. PublicCo agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following have been widely disseminated by wire service or in one or more newspapers of general circulation, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by PublicCo, and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of PublicCo generally, contemporaneously with the making available or giving thereof to the stockholders.
(g)    Listing. During the Reporting Period, PublicCo shall promptly secure the listing of all of the Exchange Shares and Registrable Securities on the Principal Market and shall use its reasonable best efforts to maintain such listing of all Exchange Shares and Registrable Securities from time to time issuable under the terms of the Transaction Documents. PublicCo shall maintain the authorization for quotation of the PublicCo Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants). During the Reporting Period, neither PublicCo nor any of the PublicCo Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the PublicCo Common Stock on the Principal Market. PublicCo shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).
(h)    Fees. PrivateCo shall, upon the request of the Lead Investor or its designee(s), deposit with counsel for the Lead Investor up to $50,000 (in addition to any other amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith). At the Shares Closing, PrivateCo shall reimburse the Lead Investor or its designee(s) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price to the extent not previously deposited by PrivateCo or PublicCo. PrivateCo shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by anyone other than PrivateCo or PublicCo, as applicable) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and the Escrow Agent. PrivateCo shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the

Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(i)    Pledge of Securities. Each of PrivateCo and PublicCo acknowledges and agrees that the Securities (excluding Securities held in escrow pursuant to the Securities Escrow Agreement) may be pledged by an Investor, at the Investor's sole cost and expense, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide PublicCo with any notice thereof or otherwise make any delivery to PublicCo pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. PublicCo hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor, at the Investor's sole cost and expense.
(j)    Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), PublicCo shall file a Current Report on Form 8-K or Form S-4 describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act or 1933 Act, as applicable, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrant, the Registration Rights Agreement, the Securities Escrow Agreement, the Form of Lock-Up Agreement as exhibits to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing, no Buyer shall be in possession of any material, non-public information received from PrivateCo, PublicCo, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, each of PrivateCo and PublicCo acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between PrivateCo, PublicCo, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. Each of PrivateCo and PublicCo shall not, and shall cause each of their respective Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding PrivateCo, PublicCo or any of their respective Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. In the event of a breach of the foregoing covenant by PrivateCo, PublicCo, any of their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates and agents, PublicCo shall within one (1) Trading Day of receipt of such notice, make public disclosure of such material non-public information. If PublicCo fails to timely make such filing, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by PrivateCo, PublicCo, their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to PrivateCo, PublicCo, their respective Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that

PrivateCo or PublicCo delivers any material, non-public information to a Buyer without such Buyer's consent, each of PrivateCo and PublicCo hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to PrivateCo, PublicCo, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to PrivateCo, PublicCo, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, none of PrivateCo, PublicCo, their respective Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that each of PrivateCo and PublicCo shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided, that in the case of clause (i) the Lead Investor shall be consulted by PrivateCo or PublicCo in connection with any such 8-K Filing or other public disclosure prior to its release). Except for the Form S-4, the Registration Statement required to be filed pursuant to the Registration Rights Agreement or as otherwise required by applicable law or regulation, without the prior written consent of any applicable Buyer, none of PrivateCo, PublicCo or any of their respective Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Upon receipt or delivery by PublicCo of any notice in accordance with the terms of this Agreement or any other Transaction Document, unless PublicCo has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to PublicCo or the PublicCo Subsidiaries, PublicCo shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that PublicCo believes that a notice contains material, nonpublic information relating to PublicCo or the PublicCo Subsidiaries, PublicCo so shall indicate to the Buyers contemporaneously with delivery of such notice, and in the absence of any such indication, the Buyers shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to PublicCo or the PublicCo Subsidiaries. As used herein, "Disclosure Time" means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date thereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date thereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor.
(k)    Corporate Existence. So long as any Buyer beneficially owns any Warrants, PublicCo shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless PublicCo is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.
(l)    Reservation of Shares. From and after the Shares Closing of the Merger and while any Warrants remain outstanding, PublicCo shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of PublicCo Common Stock equal to the Required Reserve Amount. If at any time the number of shares of PublicCo Common Stock authorized and reserved for issuance is not sufficient to meet the requirements set forth in this Section 5(l), PublicCo will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet PublicCo's obligations under this Section 5(l), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of PublicCo in favor of an increase in the authorized shares of PublicCo Common Stock to ensure that the number of authorized shares is sufficient to meet the requirements set forth in this Section 5(l).
(m)    Conduct of Business. The business of each of PrivateCo, the PrivateCo Subsidiaries, PublicCo and the PublicCo Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.
(i)    None of PrivateCo, the PrivateCo Subsidiaries, PublicCo or the PublicCo Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:
(a)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;
(b)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;
(c)    use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or
(d)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws, or that would cause Buyers to be in violation of the Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions Laws.
(ii)    Each of PrivateCo and PublicCo shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.
(iii)    During the Reporting Period, each of PrivateCo and PublicCo will promptly notify the Buyers in writing if any of it, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.
(iv)    During the Reporting Period, each of PrivateCo and PublicCo shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws or Anti-Bribery Laws.
(v)    The covenants set forth above shall be ongoing during the Reporting Period. During the Reporting Period, each of PrivateCo and PublicCo shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. During the Reporting Period, each of PrivateCo and PublicCo shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.
(n)    Additional Issuances of Securities.
(i)    For purposes of this Agreement, the following definitions shall apply.
(1)    "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for PrivateCo Common Stock or PublicCo Common Stock.
(2)    "Options" means any rights, warrants or options to subscribe for or purchase PrivateCo Common Stock, PublicCo Common Stock or Convertible Securities, including without limitation, any Warrants.
(3)    "Common Stock Equivalents" means, collectively, Options and Convertible Securities.
(ii)    From the date hereof until the date that is one hundred eighty (180) calendar days after the earliest of (x) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (y) the one (1) year anniversary of the Shares Closing Date, and (z) the date that the Demand Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC; provided, that this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Demand Registration Statement (the "Trigger Date"), PublicCo shall not, directly or indirectly, file any registration statement or any amendment or supplement thereto other than (A) the Form S-4, (B) registration statements after the effective date of the Merger with respect to the issuance or resale of any Excluded Securities (as defined in the Warrants) or (C) registration statements with respect to a Permitted Subsequent Placement ((A) through (C), including any amendments or supplements thereto provided that the registration statements referenced in clauses (A) and (B) shall not register pursuant to any amendment or supplement thereto a greater number of shares of PublicCo Common Stock as being contemplated on the date hereof (as such number of shares of PublicCo Common Stock may be adjusted for any stock dividend, stock split, stock combination, reclassifications or similar transaction occurring after the date hereof), collectively, the "Exempt Registration Statements"), or cause any registration statement other than the Exempt Registration Statements to be declared effective by the SEC, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the Registration Rights Agreement. From the date hereof until the Trigger Date, except for Excluded Securities, neither PrivateCo nor PublicCo shall, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for PrivateCo Common Stock, PublicCo Common Stock or Common Stock Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase PrivateCo Common Stock or PublicCo Common Stock or directly or indirectly convertible into or exchangeable or exercisable for PrivateCo Common Stock or PublicCo Common Stock at a price which varies or may vary with the market price of the PrivateCo Common Stock or PublicCo Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or "at-the-market" offering, whereby PrivateCo or PublicCo may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing; provided, that in the event there is an Equity Conditions Failure (as defined in the Series T Warrants) then in effect and the Lead Investor does not exercise its Series T Warrant by the later of (i) the date that is two hundred forty (240) calendar days following the Warrant Closing Date and (ii) the Demand Effectiveness Deadline (as defined in the Registration Rights Agreement), PrivateCo and PublicCo shall then be permitted to enter into (x) an "at-the-market" offering described in the foregoing clause (2) with a registered broker-dealer for aggregate gross proceeds in an amount not to exceed $10,000,000, and/or (y) any of the other transactions described in the foregoing clauses (1) and (3) with the express prior written consent of the Lead Investor, such consent to not be unreasonably withheld, conditioned or delayed (a "Permitted Subsequent Placement").
(iii)    From the date hereof until the date that is eighteen (18) months following the Shares Closing Date, PublicCo will not, directly or indirectly, effect any Subsequent Placement unless PublicCo shall have first complied with this Section 5(n)(iii).
(1)    At least five (5) Business Days prior to any proposed or intended Subsequent Placement, PublicCo shall deliver to each Buyer a written notice (each such notice, a "Pre-Notice"), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Buyer is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the PublicCo proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Business Days after PublicCo's delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, PublicCo shall promptly, but no later than one (1) Business Day after such request, deliver to such Buyer an irrevocable written notice (the "Offer Notice")

of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least fifty percent (50%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the number of Initial Purchased Shares purchased hereunder (the "Basic Amount") and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.
(2)    To accept an Offer, in whole or in part, such Buyer must deliver a written notice to PublicCo prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by PublicCo to the extent it deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if PublicCo desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, PublicCo may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer's receipt of such new Offer Notice.
(3)    PublicCo shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to PublicCo than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.
(4)    In the event PublicCo shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(n)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 5(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities PublicCo actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 5(n)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, PublicCo may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 5(n)(iii)(1) above.
(5)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from PublicCo, and PublicCo shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as may be reduced pursuant to Section 5(n)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if PublicCo does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within fifteen (15) Business Days of the expiration of the Offer Period, PublicCo shall issue to the Buyers, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 5(n)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by PublicCo and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.
(6)    Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 5(n)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Section 5(n)(iii).
(7)    PublicCo and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of PublicCo owned by such Buyer prior to such Subsequent Placement and

(y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.
(8)    Notwithstanding anything to the contrary in this Section 5(n) and unless otherwise agreed to by the Buyers, PublicCo shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material, nonpublic information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to PublicCo. Should PublicCo decide to pursue such transaction with respect to the Offered Securities, PublicCo shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 5(n)(iii). PublicCo shall not be permitted to deliver more than one (1) such Offer Notice to the Buyers in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 5(n)(iii)(2) of this Agreement).
(iv)    The restrictions contained in subsections (ii) and (iii) of this Section 5(n) shall not apply to any issuance or proposed issuance of any Excluded Securities.
(o)    Public Information. At any time during the period commencing from the six (6) month anniversary of the Shares Closing Date and ending at such time that all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if PublicCo shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if PublicCo shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), PublicCo shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 5(o) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event PublicCo fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.
(p)    Notice of Disqualification Events. Each of PrivateCo and PublicCo will notify the Buyers in writing, prior to the Shares Closing Date of (i) any Disqualification Event relating to any PrivateCo Covered Person or PublicCo Covered Person, respectively, and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any PrivateCo Covered Person or PublicCo Covered Person, respectively.
(q)    FAST Compliance. While any Warrants or Exchange Warrants are outstanding, PublicCo shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
(r)    Lock-Up. PublicCo shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, PublicCo shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.
(s)    Variable Securities. From the date hereof until the date twenty-four (24) months after the Registration Date (as defined in the Warrants), PrivateCo, PublicCo, each PrivateCo Subsidiary and each PublicCo Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction other than a Permitted Subsequent Placement. "Variable Rate Transaction" means a transaction in which PrivateCo, PublicCo, any PrivateCo Subsidiary or any PublicCo Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of PrivateCo Common Stock or PublicCo Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of PrivateCo or PublicCo or the market for the PrivateCo Common Stock or PublicCo Common Stock, other than pursuant to a customary "weighted average" anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an "at-the-market" offering) whereby PrivateCo, PublicCo, any PrivateCo Subsidiary or any PublicCo Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights). Each Buyer shall be entitled to obtain injunctive relief against PrivateCo, PublicCo, the PrivateCo Subsidiaries and the PublicCo Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages for an actual breach of this Section 5(s).
(t)    Merger Agreement. Neither PrivateCo nor PublicCo shall amend or waive any of the terms of the Merger Agreement without the prior written consent of the Required Holders (as defined below).

(u)    U.S. Real Property Holding Corporation. So long as any of the Securities are held by any of the Buyers, neither PublicCo nor any of the PublicCo Subsidiaries shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code, and PublicCo and each PublicCo Subsidiary shall so certify upon any Buyer's request.
(v)    PFIC. So long as any of the Securities are held by any of the Buyers, PublicCo shall not become a "passive foreign investment company" as defined in Section 1297 of the Code, and regulations promulgated thereunder.
(w)    Closing Documents. On or prior to fourteen (14) calendar days after the Shares Closing Date, PublicCo agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set (which may be solely in electronic format) of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 8 hereof or otherwise.
(x)    Short Sales. Each Buyer agrees that from the date hereof until the Warrant Closing Date and, thereafter, for so long as any Series T Warrants remain outstanding, such Buyer shall not, and shall cause its Affiliates not to, enter into or effect, directly or indirectly, a hedging transaction that establishes a Net Short Position with respect to the PublicCo Common Stock. For purposes hereof, a "Net Short Position" by a Person means a position whereby such Person has executed one or more sales of PublicCo Common Stock that is marked as a "short sale" (as defined in Rule 200 of Regulation SHO under the 1934 Act) and that is executed at a time when such Buyer has no equivalent offsetting long position in the PublicCo Common Stock or contract for the foregoing.
(y)    Options and Convertible Securities.  Notwithstanding anything to the contrary contained in any Transaction Document, neither PrivateCo nor PublicCo shall increase or decrease (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of PrivateCo Common Stock or PublicCo Common Stock, in each case, after their respective issuance (whether such Options or Convertible Securities were issued on or prior to the date hereof or will be issued at any time after the date hereof, including, without limitation, pursuant to this Agreement), unless the Required Holders consents to such increase or decrease in writing prior to the effective date of such increase or decrease.
6.    REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)    Register. PublicCo shall maintain at its principal executive offices (or such other office or agency of PublicCo as it may designate by notice to each holder of Securities), a register for the Warrants in which PublicCo shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. PublicCo shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)    Transfer Agent Instructions. PublicCo shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in the form attached hereto as Exhibit F (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Exchange Shares issued in exchange of the Purchased Shares and the Warrant Shares upon delivery of a Capacity Notice or upon exercise of the Warrant, as applicable, in such amounts as specified from time to time by each Buyer to PublicCo upon delivery of a Capacity Notice or upon exercise of the Warrants, as applicable. PublicCo warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by PublicCo to its Transfer Agent, and that the Securities shall otherwise be freely transferable on the books and records of PublicCo as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), PublicCo shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. PublicCo acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, PublicCo acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by PublicCo of the provisions of this Section 6(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
7.    CONDITIONS TO PRIVATECO'S OBLIGATION TO SELL AND PUBLICCO'S OBLIGATION TO ISSUE.
The obligation of PrivateCo hereunder to issue and sell the Purchased Shares at the Shares Closing and the obligation of PublicCo hereunder to issue the Warrants at the Warrant Closing is subject to the satisfaction, at or before the Shares Closing Date, of each of the following conditions, provided that these conditions are for each of PrivateCo's and PublicCo's sole benefit and may be waived by PrivateCo and/or PublicCo at any time in its sole discretion by providing each Buyer with prior written notice thereof. Neither PrivateCo nor PublicCo may rely on the failure of any condition set forth in this Section 7 to be satisfied if such failure was proximately caused by its failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5(a), or a breach of this Agreement.
(i)    All Buyers shall have executed each of the Transaction Documents to which it is a party and delivered the same to PrivateCo and PublicCo.
(ii)    All Buyers shall have delivered to PrivateCo the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5(h) and less, in the case of any converting Buyer as described in Section 1(e), the Outstanding Amount pursuant to such Buyer's, or such Buyer's affiliate, Note surrendered to PrivateCo pursuant to Section 1(e)), for the Purchased Shares and the related Warrants being purchased by such Buyer at the Shares Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by PrivateCo.
(iii)    The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Shares Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Shares Closing Date.
(iv)    All conditions precedent to the closing of the merger (the "Merger") contained in the Merger Agreement shall have been satisfied or waived.
(v)    The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.
8.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase the Purchased Shares and the Warrants at the Shares Closing is subject to the satisfaction, at or before the Shares Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing PrivateCo with prior written notice thereof. No Buyer may rely on the failure of any condition set forth in this Section 8 to be satisfied if such failure was proximately caused by such Buyer's failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5(a), or a breach of this Agreement.
(i)    PrivateCo shall have duly executed and delivered to such Buyer (A) each of the PrivateCo Transaction Documents, and (B) the Purchased Shares (allocated in such amounts as such Buyer shall request, without changing the aggregate number of Purchased Shares PrivateCo is obligated to issue and deliver pursuant to this Agreement), being purchased by such Buyer at the Shares Closing pursuant to this Agreement.
(ii)    PublicCo shall have duly executed and delivered to such Buyer each of the PublicCo Transaction Documents (except for the Warrants).
(iii)    Such Buyer shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C, PrivateCo's outside counsel, dated as of the Shares Closing Date, in the form attached hereto as Exhibit G-1.

(iv)    Such Buyer shall have received the opinion of Thompson Hine LLP, PublicCo's outside counsel, dated as of the Shares Closing Date, in the form attached hereto as Exhibit G-2.
(v)    PublicCo shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions in escrow to be released upon the effectiveness of the Merger, which irrevocable instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.
(vi)    PrivateCo shall have delivered to such Buyer a certificate evidencing the formation and good standing of PrivateCo and the PrivateCo Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the Shares Closing Date.
(vii)    PublicCo shall have delivered to such Buyer a certificate evidencing the formation and good standing of PublicCo and the PublicCo Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the Shares Closing Date.
(viii)    PrivateCo shall have delivered to such Buyer a certificate evidencing its qualification as a foreign corporation and good standing of PrivateCo and the PrivateCo Subsidiaries issued by the Secretary of State (or comparable office) of the jurisdiction in which it has its headquarters, as of a date within ten (10) calendar days prior to the Shares Closing Date.
(ix)    PublicCo shall have delivered to such Buyer a certificate evidencing its qualification as a foreign corporation and good standing of PublicCo and the PublicCo Subsidiaries issued by the Secretary of State (or comparable office) of the jurisdiction in which it conducts business, as of a date within ten (10) calendar days prior to the Shares Closing Date.
(x)    Each of PrivateCo and PublicCo shall have delivered to such Buyer a certified copy of the PrivateCo Certificate of Incorporation and the PublicCo Certificate of Incorporation, respectively, as certified by the Secretary of State (or comparable office) of its jurisdiction of formation within ten (10) calendar days prior to the Shares Closing Date.
(xi)    Each of PrivateCo and PublicCo shall have delivered to such Buyer a certificate, executed by its Secretary and dated as of the Shares Closing Date, as to (i) the resolutions consistent with Section 3(b) or Section 4(a), respectively, as adopted by PrivateCo's Board of Directors and PublicCo's Board of Directors, respectively, in a form reasonably acceptable to such Buyer, (ii) the PrivateCo Certificate of Incorporation or the PublicCo Certificate of Incorporation, respectively, and (iii) the PrivateCo Bylaws and PublicCo Bylaws, respectively, each as in effect at the Shares Closing, in the form attached hereto as Exhibit H.
(xii)    The representations and warranties of each of PrivateCo and PublicCo shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, PrivateCo Material Adverse Effect or PublicCo Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Shares Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, PrivateCo Material Adverse Effect or PublicCo Material Adverse Effect, which shall be true and correct in all respects) as of such specified date), and each of PrivateCo and PublicCo shall have no reason to believe that the Closing (as defined in the Merger Agreement) will not occur, and each of PrivateCo and PublicCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Shares Closing Date. Such Buyer shall have received certificates, executed by the Chief Executive Officer of each of PrivateCo and PublicCo, dated as of the Shares Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.
(xiii)    Each of PrivateCo and PublicCo shall have delivered to each Buyer a lock-up agreement, in the form attached hereto as Exhibit J (collectively, the "Lock-Up Agreements"), executed by each Person set forth on Schedule 3(tt).
(xiv)    PublicCo shall have delivered to such Buyer a letter from its Transfer Agent certifying the number of shares of PublicCo Common Stock outstanding as of a date within five (5) calendar days of the Shares Closing Date.
(xv)    The proposed Merger between PrivateCo and PublicCo shall have been consummated or shall occur immediately following the Shares Closing1 and the PublicCo Common Stock (I) shall be designated for quotation or approved for listing on the Principal Market and (II) shall not have been suspended, as of the Shares Closing Date, by the SEC or the Principal Market from trading on the Principal Market.
(xvi)    Each of PrivateCo and PublicCo shall have obtained all stockholder, governmental, regulatory or other third party consents and approvals, including, without limitation, approval of the Principal Market, necessary for the completion of the Merger and the sale of the Securities, including, without limitation, in the case of PublicCo, any and all stockholder approval required by the Principal Market with respect to the issuances of the Warrants and the Warrant Shares in full upon exercise of the Warrants without giving effect to any limitation on the exercise of the Warrants set forth therein.
(xvii)    All conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived.
(xviii)    The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.
1 NTD: The Merger Agreement to include the Exchange Warrants.

(xix)    The Securities Escrow Agreement shall have been executed and delivered to such Buyer by the other parties thereto.
(xx)    PrivateCo shall have issued or shall substantially concurrently with the Share Closing issue the Additional Purchased Shares and the applicable Initial Purchased Shares in escrow in the name of the Escrow Agent in accordance with the terms of the Securities Escrow Agreement.
(xxi)    Such Buyer shall have received PrivateCo's wire instructions on PrivateCo's letterhead duly executed by an authorized executive officer of PrivateCo.
(xxii)    PrivateCo shall have filed a certificate of amendment to its Certificate of Incorporation (the "Certificate of Amendment") to increase the number of authorized shares of Common Stock under the Certificate of Incorporation to 120,000,000.
(xxiii)    PublicCo shall have effected a reverse stock split of shares of PublicCo Common Stock at a ratio and time to be determined, if at all, in the sole discretion of the Lead Investor; provided that such ratio shall be within a range to be determined in the sole discretion of the Lead Investor and approved by the board of directors (which approval shall not be unreasonably withheld, conditioned or delayed) and stockholders of PublicCo and shall be a ratio permitting PublicCo's compliance with the initial listing standards of the Principal Market.
(xxiv)    PublicCo shall have a number of shares of PublicCo Common Stock equal to the Required Reserve Amount available in its authorized capital and reserved for issuances under the Transaction Documents.
(xxv)    PrivateCo shall have delivered written notice to the Escrow Agent, with a copy of such executed notice to the Lead Investor, that the Shares Closing is occurring on the Shares Closing Date.
(xxvi)    Each of PrivateCo and PublicCo shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
9.    TERMINATION. In the event that the Shares Closing shall not have occurred with respect to a Buyer on or before July 11, 2023 due to PrivateCo's, PublicCo's or such Buyer's failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or PrivateCo, if PrivateCo is the nonbreaching party, or PublicCo, if PublicCo is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to PrivateCo and PublicCo, if PrivateCo or PublicCo are the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9, PrivateCo shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 5(h) above.
10.    MISCELLANEOUS.
(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In addition to, but not in limitation of, any other rights of a Buyer hereunder, if (a) this Agreement is placed in the hands of an attorney for collection of any indemnification or other obligation hereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or a Buyer otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of PrivateCo or PublicCo or other proceedings affecting PrivateCo's or PublicCo's creditors' rights and involving a claim under this Agreement, then PrivateCo or PublicCo, as applicable, shall pay the costs incurred by such Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.
(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.
(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between PrivateCo, PublicCo, their affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of PrivateCo, PublicCo nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by PrivateCo, PublicCo and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, PrivateCo and PublicCo. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. Neither PrivateCo nor PublicCo has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of PrivateCo and PublicCo confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to PrivateCo or PublicCo or otherwise. As used in this Agreement, "Required Holders" means (I) prior to the Shares Closing Date, the Buyers entitled to purchase at the Closings a majority of the aggregate amount of Initial Purchased Shares issuable hereunder and the aggregate amount of Warrant Shares issuable under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants contained or the delivery of the Exchange Shares issued in exchange of Purchased Shares contained therein or herein) and shall include the Lead Investor and (II) on or after the Shares Closing Date, holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants held by the Buyers or successors and assigns of the Buyers (without regard to any restriction or limitation on the exercise of the Warrants or the delivery of the Exchange Shares issued in exchange of Additional Purchased Shares contained therein or herein) as of the applicable time of determination and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Securities.
(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction

Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to PrivateCo:
GRI Bio, Inc.
2223 Avenida De La Playa, Suite 208
La Jolla, California 92037
Attention:    Marc Hertz
E-mail:    mh@gribio.com
With a copy (for informational purposes only) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Attention:    Adam Lenain
E-mail:    ACLenain@mintz.com
If to PublicCo:
Vallon Pharmaceuticals, Inc.
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
Telephone:    267-607-8255
Attention:    David Baker
E-mail:    davidb@vallon-pharma.com
With a copy (for informational purposes only) to:
Thompson Hine LLP
355 Madison Avenue, 12th Floor
Telephone:    212-344-5680
Attention:    Faith L. Charles
E-mail:    faith.charles@thompsonhine.com
If to the Escrow Agent:
The Bank of New York Mellon
Corporate Trust Administration
240 Greenwich Street
New York, NY 10286

Attention: Escrow Unit
If to the Transfer Agent:
Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717
Telephone:    (201) 714-8506
Attention:    Kevin Shinkunas, Senior Relationship Manager
E-mail:    kevin.shinkunas@broadridge.com
If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,
With a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:    (212) 756-2000
Attention:    Eleazer N. Klein, Esq.
E-mail:    eleazer.klein@srz.com
or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Shares or the Warrants. Neither PrivateCo nor PublicCo shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless PublicCo is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants and other than the Merger in accordance with the terms and conditions of the Merger Agreement). A Buyer may assign some or all of its rights hereunder without the consent of PrivateCo or PublicCo, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. For the avoidance of doubt, each Buyer may, without the consent of either PrivateCo or PublicCo, assign some or all of its right of participation set forth in Section 5(n)(iii) to any other Person approved by the Required Holders, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights, and which assignment may occur (x) prior to receiving an Offer Notice or (y) after receiving an Offer Notice up to the date of execution and delivery by PublicCo and the Buyers of a purchase agreement relating to the Offered Securities.
(h)    Third Party Beneficiaries. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2, the representations and warranties of PrivateCo in Section 3 and the representations and warranties of PublicCo in Section 4. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as defined below) shall have the right to enforce the obligations of PrivateCo and PublicCo with respect to Section 10(k) and as otherwise set forth in this Section 10(h).
(i)    Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of PrivateCo, PublicCo and the Buyers contained in Sections 2, 3 and 4, respectively, and the agreements and covenants set forth in Sections 5, 6 and 10, respectively, shall survive the Closings. Each Buyer, and each of PrivateCo and PublicCo, shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)    Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of PrivateCo's other obligations under the Transaction Documents, PrivateCo shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by PrivateCo in the Transaction Documents or any other certificate, instrument or document of PrivateCo contemplated hereby or thereby (provided that for purposes of establishing a misrepresentation or breach of a representation or warranty, such representation or warranty shall be read without giving effect to any materiality or PrivateCo Material Adverse Effect qualifiers set forth therein), (b) any breach of any covenant, agreement or obligation of PrivateCo contained in the Transaction Documents or any other certificate, instrument or document of PrivateCo contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of PrivateCo or PublicCo) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in PrivateCo pursuant to the transactions contemplated by the Transaction Documents; provided that PrivateCo will have no obligation to defend, protect, indemnify or hold harmless any Indemnitee in respect of any Indemnified Liabilities as a result of, arising out of or relating to the willful misconduct, gross negligence or bad faith of such Buyer or such Indemnitee or information furnished to PrivateCo or PublicCo by such Buyer or such Indemnitee. To the extent that the foregoing undertaking by PrivateCo may be unenforceable for any reason, PrivateCo shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(i) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
(ii) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of PublicCo's other obligations under the Transaction Documents, PublicCo shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by PublicCo in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (provided that for purposes of establishing a misrepresentation or breach of a representation or warranty, such representation or warranty shall be read without giving effect to any materiality or PublicCo Material Adverse Effect qualifiers set forth therein), (b) any breach of any covenant, agreement or obligation of PublicCo contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of PrivateCo or PublicCo) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in PublicCo pursuant to the transactions contemplated by the Transaction Documents; provided that PublicCo will have no obligation to defend, protect, indemnify or hold harmless any Indemnitee in respect of any Indemnified Liabilities as a result of, arising out of or relating to the willful misconduct, gross negligence or bad faith of such Buyer or such Indemnitee or information furnished to PublicCo or PrivateCo by such Buyer or such Indemnitee. To the extent that the foregoing undertaking by PublicCo may be unenforceable for any reason, PublicCo shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(ii) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)    Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of PrivateCo and PublicCo recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each of PrivateCo and PublicCo therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and either PrivateCo or PublicCo does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to PrivateCo or PublicCo, as applicable, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o)    Payment Set Aside. To the extent that PrivateCo or PublicCo makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to PrivateCo or PublicCo, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
(p)    Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each of PrivateCo and PublicCo acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and neither PrivateCo nor PublicCo shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and each of PrivateCo and PublicCo acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each of PrivateCo and PublicCo acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer, PrivateCo and PublicCo have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GRI BIO, INC.

By:
	Name:	Marc Hertz
	Title:	Chief Executive Officer
[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer, PrivateCo and PublicCo have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

VALLON PHARMACEUTICALS, INC.

By:
Name:
Title:
[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer, PrivateCo and PublicCo have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

ALTIUM GROWTH FUND, LP

By:
Name:
Title:

Maximum Percentage with respect to the delivery for the Exchange Shares to be issued in exchange of the Initial
Purchased Shares:	☐	4.99%
	☒	9.99%

Maximum Percentage with respect to the delivery for the Exchange Shares to be issued in exchange of the Additional
Purchased Shares:	☐	4.99%
	☒	9.99%

Maximum Percentage to be included in the Series A-1
Warrants:	☒	4.99%
	☐	9.99%

Maximum Percentage to be included in the Series A-2
Warrants:	☐	4.99%
	☒	9.99%

Maximum Percentage to be included in the Series T
Warrants:	☒	4.99%
	☐	9.99%
[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)

Buyer	Address, Facsimile Number and E-mail	Purchase Price	Legal Representative's Address, Facsimile Number and E-mail

Altium Growth Fund, LP	c/o Altium Capital Management, LP 152 West 57th Street, 20th Floor New York, NY 10019 Attention: Joshua Thomas Telephone: 212-259-8404 E-mail: jthomas@altiumcap.com	$12,250,000 plus the outstanding principal amount of the Notes	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 E-mail: eleazer.klein@srz.com

TOTAL		$12,250,000 plus the outstanding principal amount of the Notes

EXHIBITS

Exhibit A	Form of Securities Escrow Agreement
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Capacity Notice
Exhibit E	Form of Exchange Warrant
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G-1	Form of Opinion of PrivateCo's Counsel
Exhibit G-2	Form of Opinion of PublicCo's Counsel
Exhibit H	Form of Secretary's Certificate
Exhibit I	Form of Officer's Certificate
Exhibit J	Form of Lock-Up Agreement
SCHEDULES

PrivateCo Disclosure Schedules

Schedule 1(c)(iii)	PrivateCo Holders
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(j)	Private Placement Memorandum; Financial Statements
Schedule 3(k)	Absence of Certain Changes
Schedule 3(l)	Conduct of Business; Regulatory Permits
Schedule 3(m)	Transactions with Affiliates
Schedule 3(n)	Equity Capitalization
Schedule 3(o)	Indebtedness and Other Contracts
Schedule 3(p)	Absence of Litigation
Schedule 3(r)	Employee Benefits
Schedule 3(t)	Real Property
Schedule 3(u)	Intellectual Property Rights
Schedule 3(z)	Internal Accounting
Schedule 3(ee)	FDA
Schedule 3(tt)	Lock-Up Parties
Schedule 5(d)(iii)	Pro Forma Capitalization Table
Schedule 5(e)	Use of Proceeds

PublicCo Disclosure Schedules

Schedule 4(c)	No Conflicts
Schedule 4(d)	Consents
Schedule 4(j)	Registration Rights
Schedule 4(k)	Solvency